Prospectus Supplement
(To Prospectus Dated May 7, 1998)
$267,980,468.00

UACSC 1998-B Auto Trust

$44,250,000.00    5.6011%  Class A-1 Money Market Automobile Receivable
                           Backed Certificates
$92,750,000.00    5.830%   Class A-2 Automobile Receivable Backed Certificates
$39,925,000.00    5.875%   Class A-3 Automobile Receivable Backed Certificates
$63,025,000.00    5.900    Class A-4 Automobile Receivable Backed Certificates
$28,030,468.00 6.020% Class A-5 Automobile Receivable Backed Certificates Class I Interest Only Automobile Receivable Backed Certificates

UAC Securitization Corporation
Depositor
                                                                    [UACSC LOGO]
Union Acceptance Corporation
Servicer

     Interest  at  the  applicable   pass-through  rate  shown  above,  will  be
distributed to Class A Certificateholders (as defined herein) on each Distribution Date (as defined herein), beginning July 8, 1998. Principal will be distributed to Class A Certificateholders on each Distribution Date in the sequence described herein. The Class I Certificates will not receive principal payments, but interest at the Class I Pass-Through Rate of 1.0% per annum on the Notional Principal Amount (as defined herein) of the Class I Certificates on each Distribution Date until the Notional Principal Amount has been reduced to zero as provided herein. Each Certificate offered hereby will represent an undivided interest in the UACSC 1998-B Auto Trust (the "Trust") to be formed by UAC Securitization Corporation, a Delaware corporation, having its principal office and principal place of business in Bonita Springs, Florida (the "Depositor"). The Trust property will include an irrevocable insurance policy guaranteeing payments of interest and principal on the Class A Certificates and Class I Monthly Interest issued by MBIA Insurance Corporation (the "Insurer") and a Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders, as well as the Insurer. Concurrently with the issuance of the Class A Certificates and the Class I Certificates, the Trust will issue a Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). The Class IC Certificate will be issued to the Depositor, and will not be offered hereby. The Class A Certificates and the Class I Certificates are together referred to herein as the "Offered Certificates."

     Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the holders of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters (as defined herein) intend, but are not obligated, to make a market in the Offered Certificates.

     The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables. Investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Risk Factors -- Prepayment Risks Associated with the Class I Certificates," "Yield and Prepayment Considerations" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" herein.

     Prospective investors should consider, among other things, the information set forth under "Risk Factors" on page S-13 hereof and page 10 of the Prospectus.

     THE OFFERED CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF UAC SECURITIZATION CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================
                                             Price to         Underwriting      Proceeds to
                                              Public            Discounts       Depositor (2)
------------------------------------------------------------------------------------------------
 Per Class A-1 Certificate.........         100.000000%          0.140%           99.860000%
------------------------------------------------------------------------------------------------
 Per Class A-2 Certificate.........         99.996690%           0.200%           99.796690%
------------------------------------------------------------------------------------------------
 Per Class A-3 Certificate.........         99.995420%           0.220%           99.775420%
------------------------------------------------------------------------------------------------
 Per Class A-4 Certificate.........         99.989520%           0.270%           99.719520%
------------------------------------------------------------------------------------------------
 Per Class A-5 Certificate.........         99.997000%           0.300%           99.697000%
------------------------------------------------------------------------------------------------
 Per Class I Certificate (1).......          1.350597%           0.375%            1.345532%
------------------------------------------------------------------------------------------------
 Total.............................       $270,787,033.50      $600,114.80      $270,186,918.70
================================================================================================

(1) The Price to Public and Proceeds to Depositor are expressed as a percentage of the Notional Principal Amount (initially $208,715,851.64), and the Underwriting Discount is expressed as a percentage of the related Price to Public.

(2)  Before deducting expenses, estimated to be $460,000.00.

     The Offered Certificates are offered, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Cadwalader, Wickersham & Taft, counsel for the Underwriters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about June 19, 1998 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

                    Underwriters of the Class A Certificates
NationsBanc Montgomery Securities LLC                   Bear, Stearns & Co. Inc.

                     Underwriter of the Class I Certificates
                      NationsBanc Montgomery Securities LLC

             The date of this Prospectus Supplement is June 12, 1998

         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE OFFERED CERTIFICATES AND, TO THAT EXTENT,
SUPPLEMENTS  AND  REPLACES  THE  MORE  GENERAL   INFORMATION   PROVIDED  IN  THE
PROSPECTUS.

                                   ----------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until definitive certificates are issued (which will occur only under the limited circumstances described herein), Harris Trust and Savings Bank, as Trustee, will provide to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Offered Certificates, monthly and annual statements concerning the Trust and the Offered Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Offered Certificates may be obtained by contacting the Servicer at Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telephone (317) 231-2717).

                                SUMMARY OF TERMS

         This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer  ................................UACSC 1998-B Auto Trust (the "Trust").

Depositor...............................UAC   Securitization   Corporation  (the
                                        "Depositor").

Servicer ...............................Union  Acceptance  Corporation  (in  its
                                        capacity as servicer, the "Servicer," otherwise "UAC").

Trustee  ...............................Harris Trust and Savings Bank.

The Certificates  ......................The Trust  will be formed and will issue the  Certificates  on or about  June 19,
                                        1998 (the "Closing  Date") pursuant to a
                                        pooling  and  servicing  agreement  (the
                                        "Pooling and Servicing Agreement").  The
                                        "Certificates"   will  consist  of:  (i)
                                        5.6011%    Class   A-1   Money    Market
                                        Automobile       Receivable       Backed
                                        Certificates in the aggregate  principal
                                        amount of $44,250,000.00 (the "Class A-1
                                        Certificates");  (ii)  5.830%  Class A-2
                                        Automobile       Receivable       Backed
                                        Certificates in the aggregate  principal
                                        amount of $92,750,000.00 (the "Class A-2
                                        Certificates");  (iii)  5.875% Class A-3
                                        Automobile       Receivable       Backed
                                        Certificates in the aggregate  principal
                                        amount of $39,925,000.00 (the "Class A-3
                                        Certificates");  (iv)  5.900%  Class A-4
                                        Automobile       Receivable       Backed
                                        Certificates in the aggregate  principal
                                        amount of $63,025,000.00 (the "Class A-4
                                        Certificates");  (v)  6.020%  Class  A-5
                                        Automobile       Receivable       Backed
                                        Certificates in the aggregate  principal
                                        amount of $28,030,468.00 (the "Class A-5
                                        Certificates"   and  together  with  the

                                        Class  A-1  Certificates,  the Class A-2
                                        Certificates, the Class A-3 Certificates
                                        and  the  Class  A-4  Certificates,  the
                                        "Class A Certificates");  (vi) the Class
                                        I Interest  Only  Automobile  Receivable
                                        Backed   Certificates   (the   "Class  I
                                        Certificates")  and  (vii)  the Class IC
                                        Automobile Receivable Backed Certificate
                                        (the "Class IC Certificate").  The Class
                                        I   Certificates   are   interest   only
                                        certificates   and  will   not   receive
                                        distributions of principal. The Class IC
                                        Certificate   will  be   issued  to  the
                                        Depositor on the Closing Date and is not
                                        being  offered   hereby.   The  Class  A
                                        Certificates    and    the    Class    I
                                        Certificates are referred to herein as the "Offered Certificates."

                                        Each of the Certificates  will represent
                                        a fractional  undivided  interest in the
                                        Trust.  The Trust  assets will include a
                                        pool of simple and precomputed  interest
                                        installment  sale and  installment  loan
                                        contracts  originated in various  states
                                        in the United States of America, secured
                                        by  new  and  used  automobiles,   light
                                        trucks  and  vans  (the  "Receivables"),
                                        certain  monies due thereunder as of and
                                        after May 31, 1998 (the "Cutoff  Date"),
                                        security   interests   in  the   related
                                        vehicles financed thereby (the "Financed
                                        Vehicles"),  monies  on  deposit  in the
                                        Certificate  Account  and  the  proceeds
                                        thereof,  any  proceeds  from  claims on
                                        certain  insurance  policies relating to
                                        the  Financed  Vehicles  or the  related
                                        Obligors,  any lender's  single interest
                                        insurance policy, the Spread Account (as
                                        defined  herein)  for the benefit of the
                                        Class A Certificateholders,  the Class I
                                        Certificateholders  and the Insurer, the
                                        Policy  for the  benefit  of the Class A
                                        Certificateholders     and    Class    I
                                        Certificateholders  and  certain  rights
                                        under   the   Pooling   and    Servicing
                                        Agreement.    Interest   paid   to   the
                                        Certificateholders    on    the    first
                                        Distribution Date will be based upon the amount of interest accruing from the Closing Date through the day before the first Distribution Date and therefore may include more or less than a full month's interest.

The Class A Certificates  ..............Interest. Interest will be distributable on the eighth calendar day of each month
                                        or, if such day is not a  business  day,
                                        on the  first  business  day  thereafter
                                        (each, a "Distribution Date"), beginning
                                        July 8, 1998, to holders of record as of
                                        the  last  day  of  the  calendar  month
                                        immediately preceding the calendar month
                                        in which such  Distribution  Date occurs
                                        (the  "Record  Date")  of  the  Class  A
                                        Certificates      (the      "Class     A
                                        Certificateholders,"  which includes the
                                        "Class  A-1   Certificateholders,"   the
                                        "Class  A-2   Certificateholders,"   the
                                        "Class  A-3   Certificateholders",   the
                                        "Class A-4  Certificateholders"  and the
                                        "Class A-5 Certificateholders").

                                        Interest  on the Class A-1  Certificates
                                        will be  calculated  on the  basis  of a
                                        360-day  year and the  actual  number of
                                        days from the previous Distribution Date
                                        through   the  day  before  the  related
                                        Distribution Date or, in the case of the
                                        first  Distribution  Date, the number of
                                        days from the Closing  Date  through the
                                        day before the first  Distribution Date.
                                        Interest on the Class A-2  Certificates,
                                        the  Class A-3  Certificates,  the Class
                                        A-4   Certificates  and  the  Class  A-5
                                        Certificates  will be  calculated on the
                                        basis of a 360-day  year  consisting  of
                                        twelve  30-day months or, in the case of
                                        the first  Distribution Date, the number
                                        of days from the  Closing  Date  through
                                        the day  before  the first  Distribution
                                        Date  (assuming the month of the Closing
                                        Date  has  30  days).   See  "Yield  and
                                        Prepayment   Considerations"   and  "The
                                        Offered Certificates -- Distributions on the Offered Certificates" herein .

                                        The amount of interest  distributable to
                                        the Class A-1  Certificateholders on any
                                        Distribution  Date, other than the first
                                        Distribution  Date,  is the  product  of
                                        1/360th of the  applicable  pass-through
                                        rate  of  5.6011%   for  the  Class  A-1
                                        Certificates     (the     "Class     A-1
                                        Pass-Through  Rate"), the number of days
                                        from  the  previous   Distribution  Date
                                        through   the  day  before  the  related
                                        Distribution   Date  and  the  aggregate
                                        outstanding  principal  balance  of  the

                                        Class A-1  Certificates  (the "Class A-1
                                        Certificate  Balance") on the  preceding
                                        Distribution  Date (after  giving effect
                                        to      all       distributions       to
                                        Certificateholders on such date).

                                        The amount of interest  distributable to
                                        the  Class A-2  Certificateholders,  the
                                        Class  A-3  Certificateholders  and  the
                                        Class  A-4   Certificateholders  on  any
                                        Distribution  Date, other than the first
                                        Distribution  Date,  is the  product  of
                                        one-twelfth     of    the     applicable
                                        pass-through  rate  of  5.830%  for  the
                                        Class A-2  Certificates  (the "Class A-2
                                        Pass-Through   Rate"),   the  applicable
                                        pass-through  rate  of  5.875%  for  the
                                        Class A-3  Certificates  (the "Class A-3
                                        Pass-Through  Rate") and the  applicable
                                        pass-through  rate  of  5.900%  for  the
                                        Class A-4  Certificates  (the "Class A-4
                                        Pass-Through  Rate")  multiplied  by the
                                        aggregate  outstanding principal balance
                                        of the Class A-2 Certificates, the Class
                                        A-3   Certificates  and  the  Class  A-4
                                        Certificates  (respectively,  the "Class
                                        A-2 Certificate Balance," the "Class A-3
                                        Certificate  Balance" and the "Class A-4
                                        Certificate    Balance")   as   of   the
                                        preceding   Distribution   Date   (after
                                        giving effect to all distributions to Certificateholders on such date).

                                        The amount of interest  distributable to
                                        the Class A-5  Certificateholders on any
                                        Distribution  Date, other than the first
                                        Distribution  Date,  is the  product  of
                                        one-twelfth     of    the     applicable
                                        pass-through  rate  of  6.020%  for  the
                                        Class A-5 Certificates  (which per annum
                                        rate shall be  increased  by 0.50% after
                                        the  Clean-Up  Call Date,  if  required)
                                        (the  "Class  A-5  Pass-Through   Rate")
                                        multiplied by the aggregate  outstanding
                                        principal   balance  of  the  Class  A-5
                                        Certificates (the "Class A-5 Certificate
                                        Balance" and together with the Class A-1
                                        Certificate   Balance,   the  Class  A-2
                                        Certificate   Balance,   the  Class  A-3
                                        Certificate  Balance  and the  Class A-4
                                        Certificate  Balance,  the  "Certificate
                                        Balance"   )   as   of   the   preceding
                                        Distribution  Date (after  giving effect
                                        to      all       distributions       to

                                        Certificateholders    on   such   date).
                                        Principal.  On each  Distribution  Date,
                                        the Trustee will distribute as principal
                                        to the Class A  Certificateholders  in a
                                        maximum  aggregate  amount  equal to the
                                        Certificate  Balance as of the  previous
                                        Distribution  Date (after  giving effect
                                        to   any    distributions   of   Monthly
                                        Principal  required  to be  made on such
                                        Distribution  Date) (or,  in the case of
                                        the first  Distribution  Date, as of the
                                        Closing   Date)   less   the   aggregate
                                        outstanding   principal  amount  of  the
                                        Receivables  (the "Pool Balance") on the
                                        last  day of the  immediately  preceding
                                        calendar  month  ("Monthly  Principal").
                                        Monthly  Principal  will be  distributed
                                        sequentially     to    the    Class    A
                                        Certificateholders  in  accordance  with
                                        the Principal Distribution Sequence. For
                                        purposes    of    determining    Monthly
                                        Principal,  the unpaid principal balance
                                        of a Defaulted Receivable or a Purchased
                                        Receivable  will be deemed to be zero on
                                        and  after  the  date  such   Receivable
                                        became  a  Defaulted   Receivable  or  a
                                        Purchased Receivable.

                                        The final scheduled Distribution Date of
                                        the Class A-1 Certificates  will be June
                                        8, 1999 (the "Class A-1 Final  Scheduled
                                        Distribution Date"). The final scheduled
                                        Distribution   Date  of  the  Class  A-2
                                        Certificates  will be  October  9,  2001
                                        (the   "Class   A-2   Final    Scheduled
                                        Distribution Date"). The final scheduled
                                        Distribution   Date  of  the  Class  A-3
                                        Certificates will be August 8, 2002 (the
                                        "Class A-3 Final Scheduled  Distribution
                                        Date"). The final scheduled Distribution
                                        Date of the Class A-4 Certificates will be February 9, 2004 (the "Class A-4 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-5 Certificates will be January 9, 2006 (the "Class A-5 Final Scheduled Distribution Date").

                                        No Monthly Principal will be distributed
                                        (i) to the Class A-2  Certificateholders
                                        until the Class A-1 Certificate  Balance
                                        has been  reduced  to zero;  (ii) to the
                                        Class A-3  Certificateholders  until the
                                        Class A-2  Certificate  Balance has been
                                        reduced to zero;  (iii) to the Class A-4
                                        Certificateholders  until  the Class A-3
                                        Certificate  Balance has been reduced to
                                        zero;   and  (iv)  to  the   Class   A-5
                                        Certificateholders  until  the Class A-4
                                        Certificate  Balance has been reduced to
                                        zero.  Since  the  rate  of  payment  of
                                        principal  of  each  class  of  Class  A
                                        Certificates  depends  upon  the rate of
                                        payment    of    principal    (including
                                        prepayments)  of  the  Receivables,  the
                                        final  distribution  in  respect of each
                                        class  of  Class  A  Certificates  could
                                        occur  significantly  earlier  than  the
                                        respective final scheduled  distribution
                                        dates. See "The Offered  Certificates --
                                        Distributions     on     the     Offered
                                        Certificates" herein.

The Class I Certificates    ............Interest.  The Class I Certificates  are
                                        interest  only  certificates  which will
                                        not  be   entitled   to  any   principal
                                        distributions.  Interest  will accrue on
                                        the Notional  Principal  Amount (defined
                                        below)  of the Class I  Certificates  at
                                        the rate of 1.0% per annum (the "Class I
                                        Pass-Through    Rate").   The   Notional
                                        Principal Amount represents a designated
                                        principal  component of the Receivables,
                                        originally      $208,715,851.64     (the
                                        "Original Notional Principal Amount").

                                        Interest  with  respect  to the  Class I
                                        Certificates will accrue on the basis of
                                        a  360-day  year  consisting  of  twelve
                                        30-day  months  or,  in the  case of the
                                        first  Distribution  Date, the number of
                                        days from the Closing  Date  through the
                                        day before the first  Distribution  Date
                                        (assuming  the month of the Closing Date
                                        has 30 days). On each Distribution Date,
                                        the Trustee shall distribute pro rata to
                                        holders  of  Class I  Certificates  (the
                                        "Class I Certificateholders")  of record
                                        as  of  the   preceding   Record   Date,
                                        interest  at the  Class  I  Pass-Through
                                        Rate on the  Notional  Principal  Amount
                                        outstanding on the immediately preceding
                                        Distribution  Date (after  giving effect
                                        to  any   reduction   of  the   Notional
                                        Principal  Amount  on such  Distribution
                                        Date)  or,  in the  case  of  the  first
                                        Distribution  Date,  as of  the  Closing
                                        Date (the  "Class I Monthly  Interest").
                                        Holders of the Class I Certificates will
                                        not be  entitled  to  any  distributions
                                        after  the  Notional   Principal  Amount
                                        thereof has been reduced to zero.

                                        Planned      Amortization       Feature;
                                        Calculation  of  the  Class  I  Notional
                                        Principal    Amount.    The    Class   I
                                        Certificates  represent an interest-only
                                        planned  amortization class. The planned
                                        amortization   feature  is  intended  to
                                        reduce the  uncertainty  to investors in
                                        the Class I Certificates with respect to
                                        prepayments.   Because   the   Class   I
                                        Certificates will receive interest based
                                        on the Notional  Principal Amount,  this
                                        is  accomplished by basing the reduction
                                        in the  Notional  Principal  Amount on a
                                        principal  paydown  schedule rather than
                                        on the reduction in the actual principal
                                        balances   of   the   Receivables,    as
                                        described  below.  The amount which will
                                        be     paid     to    the     Class    I
                                        Certificateholders  is  expected  to  be
                                        derived  from  the  excess  of  interest
                                        earned on the Receivables over the Class
                                        A  Monthly   Interest  and  the  monthly
                                        servicing  fee  payable to the  Servicer
                                        (the "Monthly  Servicing  Fee").  Solely
                                        for  the  purpose  of  calculating   the
                                        amount payable with respect to the Class
                                        I Certificates,  the Certificate Balance
                                        will  be  divided  into  two   principal
                                        components,  the "PAC Component" and the
                                        "Companion  Component."  The  sum of the
                                        PAC    Component   and   the   Companion
                                        Component  will at all  times  equal the
                                        then   aggregate   unpaid    Certificate
                                        Balance. The "Notional Principal Amount"
                                        of the Class I Certificates  at any time
                                        will be equal to the  principal  balance
                                        of the PAC Component as calculated based
                                        on the allocations of principal payments
                                        described       below,        originally
                                        $208,715,851.64.

                                        The  Pooling  and  Servicing   Agreement
                                        establishes   a  schedule   (a  "Planned
                                        Notional   Principal  Amount  Schedule")
                                        which is set  forth  herein  under  "The
                                        Offered    Certificates--The   Class   I
                                        Certificates-Calculation   of   Notional
                                        Principal  Amount." On each Distribution
                                        Date,  Monthly Principal  distributed to
                                        Class  A   Certificateholders   will  be
                                        allocated  first to the PAC Component in
                                        an amount up to the amount  necessary to
                                        reduce the amount  thereof to the amount
                                        specified   in  the   Planned   Notional

                                        Principal  Amount Schedule (the "Planned
                                        Notional  Principal  Amount")  for  such
                                        Distribution   Date,   second,   to  the
                                        Companion     Component     until    the
                                        outstanding amount thereof is reduced to
                                        zero and  third,  to the PAC  Component,
                                        without  regard to the Planned  Notional
                                        Principal  Amount.  As described  above,
                                        the  Notional  Principal  Amount  of the
                                        Class I  Certificates  will be  equal to
                                        the   outstanding   amount  of  the  PAC
                                        Component and thus will be reduced as the PAC Component is reduced.

                                        The Planned  Notional  Principal  Amount
                                        Schedule has been  prepared on the basis
                                        of the  assumption,  among other things,
                                        that  the   Receivables   prepay   at  a
                                        constant rate between 1.6% and 2.5% ABS,
                                        an assumed  constant rate of prepayments
                                        and the  prepayment  model  used in this
                                        Prospectus  Supplement.   The  yield  to
                                        maturity  of the  Class  I  Certificates
                                        will be sensitive to the rate and timing
                                        of   principal    payments    (including
                                        prepayments)  on the Receivables and may
                                        fluctuate  significantly  from  time  to
                                        time.  If the  Receivables  prepay  at a
                                        constant  rate within the range  assumed
                                        in   preparing   the  Planned   Notional
                                        Principal  Amount   Schedule,   the  PAC
                                        Component  (and the  Notional  Principal
                                        Amount of the Class I Certificates) will
                                        be  reduced  in   accordance   with  the
                                        Planned   Notional    Principal   Amount
                                        Schedule. If the Receivables prepay at a
                                        constant  rate higher than 2.5% ABS, the
                                        amount of the Companion  Component  will
                                        be reduced to zero more  quickly and the
                                        amount  of the PAC  Component  (and  the
                                        Notional Principal Amount of the Class I
                                        Certificates)   will  be  reduced   more
                                        quickly  than  provided  in the  Planned
                                        Notional   Principal   Amount  Schedule,
                                        thereby reducing the yield to holders of
                                        the Class I Certificates.  In general, a
                                        rapid  rate  of  principal   prepayments
                                        (including  liquidations  due to losses,
                                        repurchases and other dispositions) will
                                        have a material  negative  effect on the
                                        yield  to   maturity   of  the  Class  I
                                        Certificates.

                                        The Planned  Notional  Principal  Amount
                                        Schedule is set forth  herein under "The
                                        Offered  Certificates  --  The  Class  I
                                        Certificates  -- Calculation of Notional
                                        Principal  Amount." The Planned Notional
                                        Principal   Amount   Schedule  has  been
                                        prepared   on  the   basis  of   certain
                                        assumptions,  which are described herein
                                        under "The Offered Certificates -- Class
                                        I  Yield  Considerations."   Prospective
                                        investors  in the  Class I  Certificates
                                        should  fully  consider  the  associated
                                        risks,  including  the risk that a rapid
                                        rate of prepayments  could result in the
                                        failure  of  investors  in the  Class  I
                                        Certificates  to  recoup  their  initial
                                        investment.   See   "Risk   Factors   --
                                        Prepayment  Risks  Associated  with  the
                                        Class I  Certificates"  and  "Yield  and
                                        Prepayment Considerations -- The Class I
                                        Certificates" herein.

Subordination; Spread Account...........The Depositor  will establish an account
                                        (the  "Spread  Account")  on the Closing
                                        Date.   On   each    Distribution   Date
                                        thereafter,  the  Servicer  will deposit
                                        into  the  Spread  Account  any  amounts
                                        remaining  in  the  Certificate  Account
                                        after  the  payment  on such date of all
                                        amounts  owing  pursuant  to the Pooling
                                        and    Servicing    Agreement   to   the
                                        Certificateholders (other than the Class
                                        IC Certificateholder),  the Insurer, the
                                        Servicer for the Monthly  Servicing  Fee
                                        and  any  permitted   reimbursement   of
                                        outstanding  Advances. In the event that
                                        Available Funds are  insufficient on any
                                        Distribution    Date    prior   to   the
                                        termination  of the Trust (after payment
                                        of the  Monthly  Servicing  Fee)  to pay
                                        Monthly  Principal and Monthly  Interest
                                        to the  Class A  Certificateholders  and
                                        the  Class I  Certificateholders,  draws
                                        will be made on the  Spread  Account  to
                                        the extent of the balance  thereof  and,
                                        if necessary,  the Policy, in the manner
                                        and to the extent described herein.  The
                                        Spread Account is solely for the benefit
                                        of the Class A  Certificateholders,  the
                                        Class  I   Certificateholders   and  the
                                        Insurer.  In the  event  the  amount  on
                                        deposit in the  Spread  Account is zero,
                                        after giving effect to any draws thereon
                                        for   the   benefit   of  the   Class  A

                                        Certificateholders   and  the   Class  I
                                        Certificateholders,   and   there  is  a
                                        default under the Policy,  any remaining
                                        losses on the Receivables  will be borne
                                        directly  pro  rata  by all  classes  of
                                        Class  A   Certificateholders   (to  the
                                        extent of the  classes or class of Class
                                        A Certificates  which are outstanding at
                                        such      time)      and     Class     I
                                        Certificateholders, as described herein.
                                        Any  such  reduction  of  the  principal
                                        balance of the Receivables due to losses
                                        on the  Receivables may also result in a
                                        reduction   of  the  Class  I   Notional
                                        Principal   Amount.   See  "The  Offered
                                        Certificates   --   Accounts"   and  "--
                                        Distributions     on     the     Offered
                                        Certificates" herein.

                                        The  Class A  Certificates  and  Class I
                                        Certificates will be senior in right and
                                        interest  to the  Class IC  Certificate.
                                        The Class A  Certificateholders  and the
                                        Class  I  Certificateholders  will  have
                                        equal  rights  with  respect  to amounts
                                        collected  on or  with  respect  to  the
                                        Receivables  and  other  assets  of  the
                                        Trust in the event of a  shortfall.  The
                                        Trustee will first  withdraw  funds from
                                        the Spread Account on each  Distribution
                                        Date to the extent of any  shortfall  in
                                        the  Monthly  Servicing  Fee,  permitted
                                        reimbursements of outstanding  Advances,
                                        Monthly  Interest and Monthly  Principal
                                        as  described   above.   Any  amount  on
                                        deposit  in the  Spread  Account  on any
                                        Distribution   Date  in  excess  of  the
                                        Required  Spread Amount  (defined below)
                                        after   all  other   required   deposits
                                        thereto and  withdrawals  therefrom have
                                        been made,  and after payment  therefrom
                                        of all amounts  due the Insurer  will be
                                        distributed  to the  holder of the Class
                                        IC    Certificate    (the    "Class   IC
                                        Certificateholder").   Any   amount   so
                                        distributed     to    the    Class    IC
                                        Certificateholder will no longer be an asset of the Trust.

                                        While it is intended  that the amount on
                                        deposit in the Spread  Account will grow
                                        over time,  through the deposit  thereto
                                        of the excess  collections,  if any,  on
                                        the Receivables,  to the Required Spread
                                        Amount,  there can be no assurance  that
                                        such growth  will  actually  occur.  The
                                        "Required Spread Amount" with respect to
                                        any  Distribution  Date  will  equal the
                                        lesser of (i) 1.0% of the  initial  Pool
                                        Balance or (ii) the Certificate  Balance
                                        as of  the  previous  Distribution  Date
                                        (after     giving    effect    to    all
                                        distributions to  Certificateholders  on
                                        such  date).  If the  average  aggregate
                                        yield of the Receivables  pool in excess
                                        of losses falls below a prescribed level
                                        set   forth   in   the   Insurance   and
                                        Reimbursement Agreement, entered into on
                                        or before  the  Closing  Date  among the
                                        Depositor,  UAFC, UAC, in its individual
                                        capacity  and  as   Servicer,   and  the
                                        Insurer (the "Insurance Agreement"), the
                                        Required Spread Amount will be increased
                                        to 6.0% of the  Pool  Balance.  Upon and
                                        during  the  continuance  of an Event of
                                        Default  or  upon  the   occurrence   of
                                        certain  other  events  described in the
                                        Insurance  Agreement generally involving
                                        a failure of performance by the Servicer
                                        or a material  misrepresentation made by
                                        the  Servicer   under  the  Pooling  and
                                        Servicing  Agreement  or  the  Insurance
                                        Agreement,  the Required  Spread  Amount
                                        shall be equal to the Policy Amount,  as
                                        further  described below.  Under certain
                                        circumstances,   the   Required   Spread
                                        Amount may be reduced.  See "The Offered
                                        Certificates  --  Accounts"  and "-- The
                                        Policy" herein.

The Policy .............................The    Depositor    shall    obtain   an
                                        irrevocable    insurance   policy   (the
                                        "Policy")  issued  by  the  Insurer  (as
                                        specified  below) for the benefit of the
                                        Trustee   on   behalf  of  the  Class  A
                                        Certificateholders   and  the   Class  I
                                        Certificateholders.  The  Trustee  shall
                                        draw on the  Policy  in the  event  that
                                        sufficient   funds  are  not   available
                                        (after payment of the Monthly  Servicing
                                        Fee  and  after   withdrawals  from  the
                                        Spread   Account  to  pay  the  Class  A
                                        Certificateholders   and  the   Class  I

                                        Certificateholders  on any  Distribution
                                        Date in accordance  with the Pooling and
                                        Servicing   Agreement)   to   distribute
                                        Monthly Interest and Monthly  Principal,
                                        up to the Policy  Amount.  In  addition,
                                        the   Policy   will   cover  any  amount
                                        distributed    or    required    to   be
                                        distributed     by    the    Trust    to
                                        Certificateholders  that is sought to be
                                        recovered as a voidable  preference by a
                                        trustee  in   bankruptcy   of  UAC,  the
                                        Depositor or UAFC pursuant to the United
                                        States  Bankruptcy Code (11 U.S.C.),  as
                                        amended from time to time, in accordance
                                        with a final  nonappealable  order  of a
                                        court having competent jurisdiction. See
                                        "The   Offered   Certificates   --   The
                                        Policy."

Policy Amount   ........................The  term  "Policy  Amount"  means  with respect to any  Distribution  Date:  (x)
                                        the  sum of (A)  the  lesser  of (i) the
                                        Certificate Balance (after giving effect
                                        to any  distribution  of Available Funds
                                        and any funds  withdrawn from the Spread
                                        Account to pay Monthly Principal on such
                                        Distribution  Date)  and  (ii)  the  Net
                                        Principal Policy Amount,  plus (B) Class
                                        A  Monthly  Interest,  plus (C)  Class I
                                        Monthly  Interest,  plus (D) the Monthly
                                        Servicing  Fee;  less (y) all amounts on
                                        deposit  in the  Spread  Account on such
                                        Distribution  Date (after  giving effect
                                        to any funds  withdrawn  from the Spread
                                        Account to pay Monthly Principal on such
                                        Distribution   Date).   "Net   Principal
                                        Policy  Amount"  means  the  Certificate
                                        Balance  as of  the  first  Distribution
                                        Date minus all amounts previously drawn on the Policy or from the Spread Account with respect to Monthly Principal.

Insurer  ...............................MBIA Insurance Corporation.

Legal Investment........................The  Class  A-1  Certificates   will  be
                                        eligible   securities  for  purchase  by
                                        money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Sale  .........................The Class IC  Certificateholder  has the
                                        right to cause the  Trustee  to sell all
                                        of the  Receivables  (referred to herein
                                        as an  "Optional  Sale")  as of the last
                                        day of any Collection  Period,  on which
                                        (i) the Pool Balance is equal to or less
                                        than  10%  of  the  initial  Certificate
                                        Balance and (ii) the Notional  Principal
                                        Amount of the Class I Certificates  will
                                        have been  reduced  to zero on or before
                                        the  related   Distribution   Date.  The
                                        purchase   price   applicable   to   the
                                        Optional Sale shall be equal to the fair
                                        market value of the Receivables (but not
                                        less  than  the  sum of (i)  100% of the
                                        outstanding  Certificate  Balance,  (ii)
                                        accrued  and  unpaid  interest  on  such
                                        amount  at  the  weighted  average  note
                                        rates  of  the   Receivables   less  any
                                        payments received but not applied to interest or principal and (iii) any amounts due the Insurer).

Clean-Up Call Date......................If the Class IC  Certificateholder  does not  exercise its rights with respect to
                                        the  Optional  Sale on the  Distribution
                                        Date on  which  the  Optional  Sale  was
                                        first   permitted  (the  "Clean-Up  Call
                                        Date"), the Class A-5 Pass-Through Rate will be increased by 0.50% after the Clean-Up Call Date.

Tax Status    ..........................In the opinion of special tax counsel to the  Depositor,  the  Trust  will not be
                                        treated as an  association  taxable as a
                                        corporation  or  as a  "publicly  traded
                                        partnership"  taxable as a  corporation.
                                        The Trustee  and the  Certificateholders
                                        will  agree  to  treat  the  Trust  as a
                                        partnership   for  federal   income  tax
                                        purposes,  which  will not be subject to
                                        federal  income tax at the Trust  level.
                                        See   "Certain    Federal   Income   Tax
                                        Consequences" in the Prospectus.

Ratings  ...............................As a  condition  to the  issuance of the
                                        Offered   Certificates,   the   Class  A
                                        Certificates    and    the    Class    I
                                        Certificates   must  be   rated  in  the
                                        highest  category  by Moody's  Investors
                                        Service,  Inc.  and  Standard  &  Poor's
                                        Ratings  Services,  a  division  of  The
                                        McGraw-Hill  Companies,   Inc.  (each  a
                                        "Rating  Agency" and  collectively,  the
                                        "Rating  Agencies").  The ratings of the
                                        Class I Certificates  do not address the
                                        possibility    that   rapid   rates   of
                                        principal  prepayments could result in a
                                        failure  of the  holders  of the Class I
                                        Certificates   to  fully  recover  their
                                        investment.  A security  rating is not a
                                        recommendation  to  buy,  sell  or  hold
                                        securities   and  may  be   subject   to
                                        revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- Certificate Rating."

ERISA Considerations  ..................Subject to the considerations  discussed
                                        under  "ERISA   Considerations"  in  the
                                        Prospectus, the Class A Certificates and
                                        the Class I Certificates may be eligible
                                        for purchase by employee  benefit  plans
                                        subject  to  Title  I  of  the  Employee
                                        Retirement  Income Security Act of 1974,
                                        as amended  ("ERISA").  Any benefit plan
                                        fiduciary considering the purchase of an
                                        Offered Certificate should,  among other
                                        things,  consult with experienced  legal
                                        counsel  in   determining   whether  all
                                        required  conditions  for such  purchase
                                        have   been   satisfied.    See   "ERISA
                                        Considerations"   herein   and   in  the
                                        Prospectus.

                                  RISK FACTORS

         Investors should carefully consider the information set forth below as well as the other investment considerations described in this Prospectus Supplement.

Limited Liquidity

         There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

Certificates Solely Obligations of the Trust

         The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A Certificateholders and the Class I Certificateholders are senior in right and interest to the Class IC Certificateholder (as described under "The Offered Certificates -- Distributions on the Offered Certificates"). The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the
Spread Account is intended to increase over time to an amount equal to the Required Spread Amount. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date the Trustee will draw on the Policy, in an amount equal to the shortfall in respect of Monthly Interest and Monthly Principal, up to the Policy Amount. If the Spread Account is reduced to zero and there is a default under the Policy, the Trust will depend solely on current distributions on the Receivables to make distributions on the Offered Certificates and distributions of interest and principal on the Offered Certificates may be made pro rata based on the amounts to which Certificateholders of each class are entitled as set forth under "The Offered Certificates -- Distributions on the Offered Certificates." See "The Receivables Pool -- Delinquencies, Repossessions and Net Losses" and "The Offered Certificates -- Accounts" and "-- Distributions on the Offered Certificates" herein.

Prepayment Risks Associated with the Class I Certificates

         If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the Notional Principal Amount will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations -- The Class I Certificates" herein.

Certificate Rating

         It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in the highest applicable category by the Rating Agencies. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The ratings of the Class I Certificates do not address the possibility that rapid rates of principal prepayments could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. See "Certain Legal Aspects of the Receivables" in the Prospectus. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The Depositor will establish the Spread Account for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer and will obtain the Policy. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Policy will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute, in the case of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Policy Amount. If the Spread Account is exhausted and there is a default under the Policy, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure
Defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Offered Certificates -- Accounts" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

                              THE RECEIVABLES POOL

         The Receivables were selected from the prime portfolio of UAFC, for purchase by the Depositor by several criteria, including that each Receivable:
(i) has an original number of payments of not more than 84 payments and not less than 12 payments, (ii) has a remaining maturity of not more than 84 months and not less than one month, (iii) provides for level monthly payments that fully amortize the amount financed over the remaining term, and (iv) has a Contract Rate (exclusive of prepaid finance charges) of not less than 5.90%. The weighted average remaining maturity of the Receivables will be approximately 68 months as of the Cutoff Date.

         Approximately 97.68% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 2.32% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables (as defined in the Prospectus) originated in the State of California. All of such Precomputed Receivables are Rule of 78's Receivables (as defined in the Prospectus). Approximately 24.83% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the States of California and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.

              Composition of the Receivables as of the Cutoff Date

                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............     4,151     $  59,016,369.54   $  77,232,155.80     11.44%
Used Automobiles and Light-Duty Trucks...........    15,083       181,930,372.60     206,587,281.93     12.88
New Vans (1).....................................       457         7,516,125.70      10,029,852.60     11.37
Used Vans (1)....................................     1,626        19,517,600.16      23,578,694.99     12.68
                                                     ------      ---------------    ---------------     -----
All Receivables..................................    21,317      $267,980,468.00    $317,427,985.32     12.51%
                                                     ======      ===============    ===============     =====


                                                   Weighted       Weighted      Percent of
                                                    Average        Average       Aggregate
                                                   Remaining      Original      Principal
                                                    Term(2)        Term(2)      Balance(3)
                                                    -------        -------      ----------
New Automobiles and Light-Duty Trucks..........      69.3mos.        77.3mos.         22.02%
Used Automobiles and Light-Duty Trucks.........      66.9            70.5             67.89
New Vans (1)...................................      71.5            79.1              2.80
Used Vans (1)..................................      66.0            71.0              7.28
                                                     ----            ----            ------
All Receivables................................      67.5mos.        72.3mos.        100.00%
                                                     ====            ====            ======

---------
(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the Receivables.
(3) Sum may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                         Percent of Aggregate
       State (1)(2)                                     Principal Balance (3)
       ------------                                     ---------------------
       Arizona............................................        3.08%
       California.........................................       10.03
       Colorado...........................................        2.21
       Florida............................................        6.78
       Georgia............................................        3.30
       Idaho..............................................        0.10
       Illinois...........................................        6.25
       Indiana............................................        3.48
       Iowa...............................................        2.18
       Kansas.............................................        1.05
       Kentucky...........................................        0.82
       Maryland...........................................        1.58
       Michigan...........................................        2.46
       Minnesota..........................................        2.15
       Missouri...........................................        2.14
       Nebraska...........................................        0.52
       Nevada.............................................        0.24
       New Mexico.........................................        0.31
       North Carolina.....................................        9.60
       Ohio...............................................        7.66
       Oklahoma...........................................        4.11
       Oregon.............................................        0.46
       Pennsylvania.......................................        1.04
       South Carolina.....................................        3.46
       South Dakota.......................................        0.07
       Tennessee..........................................        3.23
       Texas..............................................       13.39
       Utah...............................................        1.23
       Virginia...........................................        5.52
       Washington.........................................        0.75
       Wisconsin..........................................        0.81
           Total  ........................................      100.00%

(1)    Based on address of the Dealer selling the related Financed Vehicle.
(2) Receivables originated in Ohio were solicited by Dealers for direct financing by UAC or the Predecessor. All other Receivables were originated by Dealers and purchased from such Dealers by UAC or the Predecessor.
(3)    Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of the Cutoff Date

                                                                                         Percent of
       Remaining                                        Aggregate           Average      Aggregate
       Scheduled                    Number of          Principal           Principal     Principal
      Term Range                    Receivables          Balance            Balance      Balance(1)
      ----------                    -----------          -------            -------      ----------
    1 to  6 months..............         485       $    608,099.40       $  1,253.81         0.23%
    7 to 12 months..............       1,199          2,849,180.06          2,376.30         1.06
   13 to 24 months..............       2,888         13,385,776.39          4,634.96         5.00
   25 to 36 months..............         586          3,880,970.02          6,622.82         1.45
   37 to 48 months..............       1,142         10,172,188.73          8,907.35         3.80
   49 to 60 months..............       3,418         41,864,941.01         12,248.37        15.62
   61 to 66 months..............       1,278         17,368,831.62         13,590.64         6.48
   67 to 72 months..............       4,292         66,043,953.86         15,387.69        24.65
   73 to 84 months..............       6,029        111,806,526.91         18,544.79        41.72
                                      ------       ---------------        ----------       ------
             Total..............      21,317       $267,980,468.00        $12,571.21       100.00%
                                      ======       ===============        ==========       ======

(1)    Sum may not equal 100% due to rounding.

                 Distribution of Receivables by Financed Vehicle
                        Model Year as of the Cutoff Date

                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
   Model                                       Number of         Number of        Principal        Principal
   Year                                       Receivables     Receivables(1)      Balance          Balance(1)
   ----                                       -----------     --------------      -------          ----------
   1983 and earlier.....................             1             0.00%      $      3,213.80         0.00%
   1984.................................             2             0.01              8,762.88         0.00
   1985.................................             2             0.01             15,902.29         0.01
   1986.................................            16             0.08             78,105.97         0.03
   1987.................................            37             0.17            150,831.68         0.06
   1988.................................            99             0.46            428,389.50         0.16
   1989.................................           439             2.06          1,422,631.59         0.53
   1990.................................           949             4.45          4,645,002.59         1.73
   1991.................................         1,382             6.48          7,788,309.13         2.91
   1992.................................         1,724             8.09         12,996,316.08         4.85
   1993.................................         3,266            15.32         26,900,525.19        10.04
   1994.................................         2,988            14.02         32,505,401.20        12.13
   1995.................................         2,970            13.93         44,601,684.17        16.64
   1996.................................         2,386            11.19         39,256,376.25        14.65
   1997.................................         2,588            12.14         46,045,503.11        17.18
   1998.................................         2,404            11.28         49,411,223.24        18.44
   1999.................................            64             0.30          1,722,289.33         0.64
                                                ------           ------       ---------------       ------
     Total..............................        21,317           100.00%      $267,980,468.00       100.00%
                                                ======           ======       ===============       ======

(1) Sum may not equal 100% due to rounding.

     Distribution of the Receivables by Contract Rate as of the Cutoff Date


                                                                                                   Percent of
                                                                  Aggregate          Average      Aggregate
                                                 Number of        Principal         Principal     Principal
Contract Rate Range                             Receivables        Balance           Balance      Balance(1)
-------------------                             -----------        -------           -------      ----------
    Less than 6.000%......................            1      $     25,415.29      $ 25,415.29         0.01%
  6.000 to    6.999%......................          225           861,980.29         3,831.02         0.32
  7.000 to    7.999%......................          589         5,706,370.57         9,688.24         2.13
  8.000 to    8.999%......................          904         7,906,476.86         8,746.10         2.95
  9.000 to    9.999%......................        1,417        13,294,617.91         9,382.23         4.96
 10.000 to   10.999%......................        2,407        28,211,407.20        11,720.57        10.53
 11.000 to   11.999%......................        3,344        45,682,537.43        13,661.05        17.05
 12.000 to   12.999%......................        4,748        66,351,555.46        13,974.63        24.76
 13.000 to   13.999%......................        3,714        50,107,681.62        13,491.57        18.70
 14.000 to   14.999%......................        2,072        26,726,537.17        12,898.91         9.97
 15.000 to   15.999%......................          981        12,039,740.08        12,272.93         4.49
 16.000 to   16.999%......................          410         5,074,013.64        12,375.64         1.89
 17.000 to   17.999%......................          219         2,627,837.84        11,999.26         0.98
 18.000 to   18.999%......................          217         2,748,144.71        12,664.26         1.03
 19.000 to   19.999%......................           23           247,665.01        10,768.04         0.09
 20.000 to   20.999%......................           34           306,764.27         9,022.48         0.11
21.000  to   21.999%......................            9            37,658.64         4,184.29         0.01
22.000  to   22.999%......................            1            14,339.96        14,339.96         0.01
23.000  to   23.999%......................            1             2,147.45         2,147.45         0.00
25.000  to   25.999%......................            1             7,576.60         7,576.60         0.00
                                                 ------      ---------------      ----------        ------
               Total......................       21,317      $267,980,468.00      $12,571.21        100.00%
                                                 ======      ===============      ==========        ======

-----------
(1) Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

         Set forth below is certain information concerning the experience of UAC and the Predecessor pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by UAC and the Predecessor. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                             Delinquency Experience

                                                      At June 30,
                                   1995                  1996                   1997
                                                (Dollars in thousands)
                          Number of              Number of              Number of
                         Receivables    Amount  Receivables   Amount   Receivables  Amount
                         -----------    ------  -----------   ------   -----------  ------
Servicing portfolio....... 117,837   $1,159,349   147,722   $1,548,538   173,693  $1,860,272
Delinquencies
   30-59 days.............   1,169   $   12,097     1,602   $   17,030     2,487  $   27,373
   60-89 days.............     377        4,124       694        7,629     1,646      18,931
   90 days or more........       0            0       333        3,811       723       8,826
                             -----   ----------     -----   ----------     -----  ----------
Total delinquencies.......   1,546   $   16,221     2,629   $   28,470     4,856  $   55,130
                             =====   ==========     =====   ==========     =====  ==========
Total delinquencies as a
   percent of servicing
     portfolio............    1.31%        1.40%     1.78%        1.84%     2.80%       2.96%


                           At September 30,           At December 31,           At March 31,
                                  1997                     1997                     1998

                          Number of                Number of               Number of
                         Receivables    Amount    Receivables   Amount    Receivables     Amount
                         -----------    ------    -----------   ------    -----------     ------
Servicing portfolio...... 177,377     $1,896,748     179,962   $1,920,930   181,026     $1,929,151
Delinquencies
   30-59 days............   4,310     $   45,766       3,954   $   41,778     3,426     $   35,449
   60-89 days............   2,196         25,156       2,274       25,933     1,923         21,818
   90 days or more.......     934         11,131         688        8,048       623          7,088
                            -----     ----------       -----   ----------     -----     ----------
Total delinquencies......   7,440     $   82,053       6,916   $   75,759     5,972     $   64,355
                            =====     ==========       =====   ==========     =====     ==========
Total delinquencies as a
   percent of servicing
     portfolio...........     4.19%         4.33%       3.84%        3.94%     3.30%          3.34%

                           Credit Loss Experience (1)

                                                 Year ended June 30,
                                  1995                  1996                     1997
                         ------------------   ---------------------    ---------------------
                                              (Dollars in thousands)
                          Number of            Number of                 Number of
                         Receivables  Amount   Receivables   Amount     Receivables  Amount
                         -----------  ------   -----------   ------     -----------  ------
Avg. servicing
     portfolio(2)........  104,455   $982,875    132,363   $1,343,770     164,858   $1,759,666

Gross charge-offs.........   3,493   $ 28,628      3,663   $   40,815       6,280   $   70,830
Recoveries (3)............             15,258                  19,543                   28,511
                                     --------              ----------               ----------
Net losses................           $ 13,370              $   21,272               $   42,319
                                     ========              ==========               ==========
Gross charge-offs as a % of
   avg. servicing
   portfolio(4)...........    3.34%      2.91%      2.77%      3.04%         3.81%        4.03%
Recoveries as a % of gross
   charge-offs............              53.30%                47.88%                     40.25%
Net losses as a % of avg.
   servicing portfolio(4).               1.36%                 1.58%                      2.40%

                               Three Months Ended       Three Months Ended      Three Months Ended
                             September 30, 1997 (5)   December 31, 1997 (5)     March 31, 1998 (5)
                           ------------------------  ----------------------  ----------------------
                            Number of                 Number of               Number of
                           Receivables     Amount    Receivables   Amount    Receivables   Amount
                           -----------     ------    -----------   ------    -----------   ------
Avg. servicing
     portfolio(2)........    175,920      $1,881,603    179,334   $1,916,778     180,631  $1,924,930

Gross charge-offs.........     2,054      $   23,056      1,977   $   22,373       1,886  $   20,767
Recoveries (3)............                     8,134                   8,527                   8,186
                                          ----------              ----------              ----------
Net losses................                $   14,922              $   13,846              $   12,581
                                          ==========              ==========              ==========
Gross charge-offs as a % of
   avg. servicing
   portfolio(4)...........      4.67%           4.90%      4.41%        4.67%       4.18%       4.32%
Recoveries as a % of gross
   charge-offs............                     35.28%                  38.11%                  39.42%
Net losses as a % of avg.
   servicing portfolio(4).                      3.17%                   2.89%                   2.61%

---------------

(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.

(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(3) In fiscal 1995, the method by which recoveries are stated was changed. Currently, recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value. Under the previous method, reported recoveries excluded unsold repossessed assets carried at fair market value. Prior period credit loss experience has been restated to conform to current period classifications.

(4) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.



         As indicated by the foregoing delinquency experience table, delinquency rates based upon outstanding loan balances of accounts 30 days past due and over decreased to 3.34% at March 31, 1998, compared to 3.94% at December 31, 1997 and 4.33% at September 30, 1997. However, the delinquency rate has increased from 2.96% at June 30, 1997, for UAC's prime servicing portfolio. The decreased delinquency from December 31, 1997 and September 30, 1997, is primarily attributed to collection strategies implemented to target problem accounts as well as the utilization of new scoring tools to focus collection efforts most effectively.

         As indicated in the foregoing credit loss experience table, credit losses on the prime auto portfolio totaled approximately $12.6 million for the quarter ended March 31, 1998, or 2.61% (annualized) of the average servicing portfolios compared to 2.89% (annualized) and 3.17% (annualized) for the quarters ended December 31, 1997 and September 30, 1997, respectively and 2.40% for the year ended June 30, 1997. Decreased credit losses from December 31, 1997 and September 30, 1997, are primarily a result of strategic efforts made by UAC to improve the overall credit-quality of loans as well as a slight improvement in recovery rates.

         UAC has seen steady improvement in delinquency and credit losses over the last two quarters. UAC attributes the improvement to strategic efforts made by UAC including implementing tighter credit standards in March 1997, forming specialized collection teams to concentrate on specific groups of accounts and increasing collection efforts on charged-off accounts.

         A decline in delinquency and credit losses on those loans originated and securitized in 1995 has also contributed to the improved delinquency and credit losses for the portfolio. In the past, these pools have had higher credit losses and delinquency than anticipated and have had continued higher credit losses in the latter months of the pool life rather than reflecting a typical loss life cycle which should peak between the 12th and 18th month. Over the last six months, those loans originated and securitized in 1995 have become a smaller proportion of the total portfolio's credit losses and delinquency as the dollar amount of credit losses and delinquency in those pools has been decreasing.

         Recovery rates have been a contributing factor to credit loss experience. Recoveries have, however, shown gradual improvements over the last two quarters which contributed to the improvement in credit losses. Recoveries as a percentage of gross charge-offs improved to 39.42% for the quarter ended March 31, 1998, from 38.11% and 35.28% for the quarters ended December 31, 1997, and September 30, 1997, respectively. Although recovery rates showed signs of improvement during the past two quarters, UAC continues to look for ways to improve recovery rates, including more diligently monitoring and expanding the repossession and remarketing operations.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' ability to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

         Monthly Interest (as defined herein) will be distributed to Certificateholders on each Distribution Date to the extent of the pass-through rate applied to the applicable Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Offered Certificates -- Distributions on the Offered Certificates" herein. In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either (i) through the distribution of interest paid on other Receivables, (ii) from a withdrawal from the Spread Account, (iii) by an Advance by the Servicer or (iv) by a draw on the Policy.

         Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate and the Class A-5 Pass-Through Rate, (b) the Class I Pass-Through Rate, (c) the per annum rate used to calculate the Insurance Premium and (d) the per annum rate used to calculate the Monthly Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

The Class I Certificates

         The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to liquidations and repurchases. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" and "-- Class I Yield Considerations."

                              THE DEPOSITOR AND UAC

         UAC currently acquires loans from over 3,400 manufacturer franchised automobile dealerships in 31 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor, Union Federal Savings Bank of Indianapolis (the "Predecessor"), to succeed to the Predecessor's indirect automobile finance business, which the Predecessor had operated since 1986. UAC began purchasing and originating receivables in April 1994. For the fiscal years ended June 30, 1994, 1995, 1996 and 1997 UAC and/or the Predecessor acquired prime loans aggregating $615 million, $767 million, $995 million and $1,076 million, respectively, representing annual increases of 25%, 30% and 8%, respectively. Of the $1.9 billion of loans in the servicing portfolio of UAC (consisting of the principal balance of loans held for sale and securitized loans) at June 30, 1997, approximately 75.43% represented loans on used cars and approximately 24.57% represented loans on new cars.

                                   THE INSURER

         MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         Effective February 17, 1998, the Company acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks, as well as its unearned premiums and contingency reserves, to the Insurer and the Insurer has reinsured CMAC's net outstanding exposure. The Company is not obligated to pay the debts of or claims against CMAC.

         The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as generally accepted accounting principles ("GAAP"):

                                                      SAP
                                     -----------------------------------------
                                     December 31                    March 31
                                        1997                           1998
                                     -----------                   -----------
                                      (Audited)                    (Unaudited)
                                                 (in millions)
         Admitted Assets               $5,256                        $5,475
         Liabilities                    3,496                         3,658
         Capital and Surplus            1,760                         1,817

                                                     GAAP
                                     -----------------------------------------
                                     December 31                    March 31
                                        1997                           1998
                                     -----------                   -----------
                                      (Audited)                    (Unaudited)
                                                 (in millions)
         Assets                        $5,988                        $6,196
         Liabilities                    2,624                         2,725
         Shareholder's Equity           3,364                         3,471

         As of December 31, 1997 the Insurer had admitted assets of $5.3 billion (audited), total liabilities of $3.5 billion (audited), and total capital and surplus of $1.8 billion (audited) determined in accordance with SAP. As of March 31, 1998, the Insurer had admitted assets of $5.5 billion (unaudited), total liabilities of $3.7 billion (unaudited), and total capital and surplus of $1.8 billion (unaudited) determined in accordance with SAP.

         Audited financial statements of the Insurer as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 are included herein beginning on page F-1. Unaudited financial statements of the Insurer as of March 31, 1998 and for the three-month periods ended March 31, 1998 and 1997 are included herein beginning on page F-30. Such financial statements have been prepared on the basis of GAAP. Furthermore, copies of the Insurer's 1997 year-end financial statements prepared in accordance with SAP are available without charge from the Insurer. A copy of the Annual Report on Form 10-K of the Company is available from the Insurer or the Securities and Exchange Commission. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

         The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         Moody's Investors Service, Inc. rates the claims paying ability of the Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the claims paying ability of the Insurer "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Insurer "AAA."

         Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Offered Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Offered Certificates. The Insurer does not guaranty the market price of the Offered Certificates nor does it guaranty that the ratings on the Offered Certificates will not be revised or withdrawn.

                            THE OFFERED CERTIFICATES

         The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth herein under "Reports to Certificateholders." Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

Distributions

         In general, it is intended that the Trustee distribute to the Class A Certificateholders on each Distribution Date beginning July 8, 1998, the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described below under "--Accounts"), received on the Receivables during the related Collection Period, plus Class A Monthly Interest. Principal to be distributed to the Class A Certificateholders will be allocated on the basis of the Principal Distribution Sequence. It is also intended that the Trustee distribute to the Class I Certificateholders, on each Distribution Date beginning on July 8, 1998 and continuing through the Distribution Date on which the Notional Principal Amount is reduced to zero, the Class I Monthly Interest. (Section 9.04.) See "-- Distributions on the Offered Certificates." Monthly Interest may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a defaulted Receivable or by a withdrawal from the Spread Account. Monthly Interest may be provided by a draw on the Policy if there are not sufficient funds (after payment of the Monthly Servicing Fee, permitted reimbursements of outstanding Advances and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders) to pay Monthly Interest and Monthly Principal. Draws on the Policy to pay Monthly Interest and Monthly Principal will be limited to the Policy Amount. See "-- Sale and Assignment of Receivables" and "-- Accounts" herein.

The Class I Certificates -- Calculation of Notional Principal Amount

         The Class I Certificates are interest only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates, initially $208,715,851.64. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual Certificate Balance as a result of principal payments and prepayments, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component". The Notional Principal Amount will be equal to the PAC Component, originally $208,715,851.64. The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

         The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount and payments to the holders of the Class I Certificates will also be reduced.

         On each Distribution Date, the Monthly Principal distributed to Class A Certificateholders will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount Schedule (the "Planned Notional Principal Amount") for such Distribution Date, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                   Planned Notional Principal Amount Schedule

                                                          Planned Notional
   Distribution Date in                                   Principal Amount
   --------------------                                   ----------------
   Initial...........................................      $208,715,851.64
   July 1998.........................................       199,638,160.80
   August 1998.......................................       192,374,224.18
   September 1998....................................       185,272,646.82
   October 1998......................................       178,327,567.92
   November 1998.....................................       171,533,453.89
   December 1998.....................................       164,885,074.62
   January 1999......................................       158,377,481.92
   February 1999.....................................       152,005,989.69
   March 1999........................................       145,766,156.01
   April 1999........................................       139,653,766.56
   May 1999..........................................       133,664,819.53
   June 1999.........................................       127,770,469.87
   July 1999.........................................       121,945,657.38
   August 1999.......................................       116,191,608.50
   September 1999....................................       110,509,567.81
   October 1999......................................       104,900,798.24
   November 1999.....................................        99,366,581.35
   December 1999.....................................        93,908,217.56
   January 2000......................................        88,527,026.44
   February 2000.....................................        83,224,346.90
   March 2000........................................        78,001,537.55
   April 2000........................................        72,859,976.87
   May 2000..........................................        67,801,063.54
   June 2000.........................................        62,826,216.68
   July 2000.........................................        57,936,876.14
   August 2000.......................................        53,134,502.80
   September 2000....................................        48,420,578.79
   October 2000......................................        43,796,607.86
   November 2000.....................................        39,264,115.58
   December 2000.....................................        34,824,649.73
   January 2001......................................        30,479,780.51
   February 2001.....................................        26,231,100.90
   March 2001........................................        22,080,226.93
   April 2001........................................        18,028,798.02
   May 2001..........................................        14,078,477.26
   June 2001.........................................        10,230,951.76
   July 2001.........................................         6,520,810.99
   August 2001.......................................         2,969,708.70
   September 2001....................................                 0.00

         The Class I Certificates will not be entitled to any distributions after the Notional Principal Amount has been reduced to zero.

Class I Yield Considerations

         Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments and prepayments due to liquidations and repurchases. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero and that Receivables may be repurchased due to breaches of representations. See "Risk Factors."

         The following tables illustrate the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The first table assumes that the Receivables have been aggregated into five hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the five pools (which is based on its principal balance, weighted average Contract Rate, weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.

                                                             Weighted Average          Weighted Average
                 Cutoff Date         Weighted Average       Remaining Term to         Original Term to
     Pool     Principal Balance         Note Rate           Maturity (in Months)      Maturity (in Months)
     ----     -----------------         ---------           --------------------      --------------------
       1     $   16,843,055.85           10.702%                    16                      68
       2         14,053,158.75           12.834                     42                      49
       3         41,864,941.01           12.617                     58                      60
       4         83,412,785.48           12.614                     70                      71
       5        111,806,526.91           12.616                     80                      81

         For purposes of the following table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iii) prepayments representing prepayments in full of individual Receivables are received on the last day of the month and include a full month's interest thereon, (iv) the Closing Date for the Offered Certificates is June 24, 1998, (v) distributions on the Offered Certificates are made, in cash, commencing on July 8, 1998, and on the eighth day of each month thereafter, (vi) no defaults or delinquencies in the payment of the Receivables are experienced, and (vii) no Receivable is repurchased for breach of representation and warranty or otherwise.

       Sensitivity of the Yield on the Class I Certificates to Prepayments

                       1.0%       1.6%      1.8%        2.5%        3.0%
        Price(1)        ABS        ABS       ABS         ABS         ABS
        --------        ---        ---       ---         ---         ---
       1.336179%      19.051%    5.910%     5.910%      5.910%   - 4.454%

(1)      Expressed as a percentage of the original Notional Principal Amount.

         Based on the assumptions described above and assuming a purchase price of 1.336179% at approximately 2.825% ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately 0%.

         It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining amortization term, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

         The Receivables will not necessarily have the characteristics assumed above and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The Absolute Prepayment Model ("ABS") used in the preceding table represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

Sale and Assignment of Receivables

         Certain  information  with respect to the conveyance of the Receivables
(i) from Union Acceptance Funding Corporation ("UAFC") to the Depositor pursuant to the Purchase Agreement dated as of June 1, 1998, among UAFC, UAC and the Depositor and (ii) from the Depositor to the Trust pursuant to the Pooling and Servicing Agreement is set forth under "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" in the Prospectus.

Accounts

         In addition to the Certificate Account, the property of the Trust will include the Spread Account and the Payahead Account.

         Spread Account. On the Closing Date, the Trustee will establish the Spread Account. Thereafter, the amount held in the Spread Account will be increased up to the Required Spread Amount by the deposit thereto of payments on the Receivables not utilized to make payments to the Certificateholders (other than the Class IC Certificateholder), the Insurer and the Servicer for the Monthly Servicing Fee and any permitted reimbursements of outstanding Advances on any Distribution Date. While it is intended that the Spread Account will grow over time to equal the Required Spread Amount through monthly deposits of excess collections on the Receivables, if any, there can be no assurance that such growth will actually occur. The Spread Account will be established for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Insurer. On each Distribution Date, any amounts on deposit in the Spread Account after the payment of any amounts owed to the Insurer in excess of the Required Spread Amount will be withdrawn from the Spread Account and distributed to the Class IC Certificateholder.

         Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Spread Account and transfer them to the Certificate Account for any deficiency of Monthly Interest or Monthly Principal as further described below under "-- Distributions on the Offered Certificates," to the extent available, prior to making any draw on the Policy.

         In the event that the balance of the Spread Account is reduced to zero and there is a default under the Policy on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders.

         Payahead Account. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee on behalf of Obligors on the Receivables and Certificateholders, into which, to the extent required by the Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

Advances

         With respect to each Receivable delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in an amount equal to 30 days of interest, but only to the extent that the Servicer in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable. The Servicer will deposit the Advance in the Certificate Account on or before the Determination Date. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Receivables. (Section 9.05.)

Distributions on the Class IC Certificate

         The Class IC Certificate will be initially issued to the Depositor and will entitle it to receive monthly all funds held in the Spread Account in excess of the Required Spread Amount after payment of all amounts owed to the Insurer. On or after the termination of the Trust, the Class IC Certificateholder is entitled to receive any amounts remaining in the Spread Account (only after all required payments to the Insurer are made) after the payment of expenses and distributions to Certificateholders. See "-- Accounts" above.

Distributions on the Offered Certificates

         The Servicer will deposit in the Certificate Account the amount of payments on all Receivables received with respect to the preceding Collection Period. All such payments on the Simple Interest Receivables, the scheduled payments on Precomputed Receivables, plus the net amount to be transferred from the Payahead Account to the Certificate Account for the related Distribution Date, all Advances for such Collection Period and the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period, will be available for distribution pursuant to the terms of the Pooling and Servicing Agreement on the next succeeding Distribution Date ("Available
Funds"). The Servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the Certificateholders and to pay the Monthly Servicing Fee to the Servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any Distribution Date, after giving effect to payments of the Monthly Servicing Fee and permitted reimbursements of outstanding Advances to the Servicer on such Distribution Date, the Servicer will withdraw amounts, to the extent available, from the Spread Account, in the amount of such deficiency and notify the Trustee of any remaining deficiency, whereupon the Trustee will draw on the Policy, up to the Policy Amount, to pay Monthly Interest and Monthly Principal. Moreover, if the Available Funds for a Distribution Date are insufficient to pay current and past due Insurance Premiums, and other amounts owed to the Insurer, pursuant to the Insurance Agreement, plus accrued interest thereon, to the Insurer, the Servicer will notify the Trustee of such deficiency, and the amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentences) will be available to cover such deficiency.

         The Monthly Servicing Fee due to the Servicer in respect of each Collection Period will be distributed to the Servicer during such Collection Period from collections received during such Collection Period.

         On each Distribution Date, the Trustee will apply or cause to be applied the Available Funds (plus, to the extent required for payment of Monthly Interest or Monthly Principal any amounts withdrawn from the Spread Account or drawn on the Policy, as applicable) to make the following payments in the following priority:

         (a) without duplication, an amount equal to the sum of the amount of outstanding Advances in respect of Receivables (x) that became Defaulted Receivables during the prior Collection Period plus (y) that the Servicer determines to be unrecoverable, to the Servicer;

         (b) the Monthly Servicing Fee, including any overdue Monthly Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

         (c) pro rata, (y) Monthly Principal, in accordance with the Principal Distribution Sequence (described below), and Class A Monthly Interest, including any overdue Class A Monthly Interest, to the Class A Certificateholders and (z) Class I Monthly Interest, including any overdue Class I Monthly Interest, to the Class I Certificateholders;

         (d) the Insurance Premium including any overdue Insurance Premium plus interest thereon to the Insurer;

         (e) the amount of recoveries of Advances (to the extent such recoveries have not previously been reimbursed to the Servicer pursuant to clause
         (a) above), to the Servicer;

         (f) the aggregate amount of any unreimbursed draws on the Policy payable to the Insurer, under the Insurance Agreement, for Class A Monthly Interest, Class I Monthly Interest and Monthly Principal and any other amounts owing to the Insurer under the Insurance Agreement plus accrued interest thereon; and

         (g)      the balance into the Spread Account.

         After all distributions pursuant to clauses (a) through (g) above have been made for each Distribution Date, the amount of funds remaining in the Spread Account on such date, if any, in excess of the Required Spread Amount, will be distributed by the Trustee to the Class IC Certificateholder. Any amounts so distributed to the Class IC Certificateholder will no longer be property of the Trust and Certificateholders will have no rights with respect thereto.

         If on any Distribution Date there are not sufficient Available Funds (together with amounts withdrawn from the Spread Account and/or the Policy) to pay the distribution required by (c) above, the Available Funds distributable thereunder shall be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A Certificateholders and the Class I Certificateholders, respectively, to the sum of the distributions required by
(c) to the Class A Certificateholders and the Class I Certificateholders. The amount so distributed to the Class A Certificateholders hereunder shall be allocated first to Class A Monthly Interest, and second to Monthly Principal pro rata among the Class A Certificateholders.

         "Class A Monthly Interest" for any Distribution Date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest, Class A-4 Monthly Interest and Class A-5 Monthly Interest.

         "Class A-1 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one-three hundred sixtieth (1/360th) of the Class A-1 Pass-Through Rate) multiplied by (the number of days from the Closing Date through the day before the first Distribution Date) multiplied by the Class A-1 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-three hundred sixtieth (1/360th) of the product of the Class A-1 Pass-Through Rate, the actual number of days from the previous Distribution Date through the day before the related Distribution Date and the Class A-1 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-2 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-2 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-2 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-3 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-3 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-3 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-3 Pass-Through Rate and the Class A-3 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-4 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-4 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-4 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-4 Pass-Through Rate and the Class A-4 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class A-5 Monthly Interest" means, (i) for the first Distribution Date, the product of the following: (one twelfth of the Class A-5 Pass-Through
Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Class A-5 Certificate Balance at the Closing Date and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class A-5 Pass-Through Rate (as adjusted after the Clean-Up Call Date) and the Class A-5 Certificate Balance as of the immediately preceding Distribution Date (after giving effect to any distribution of Monthly Principal made on such immediately preceding Distribution Date).

         "Class I Monthly Interest" means (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class I Pass-Through Rate) multiplied by (the number of days from the Closing Date (assuming the month of the Closing Date has 30 days) through the day before the first Distribution Date divided by 30) multiplied by the Notional Principal Amount of the Class I Certificates at the Closing Date, and (ii) for any subsequent Distribution Date, one-twelfth of the product of the Class I Pass-Through Rate and the Notional Principal Amount as of the immediately preceding Distribution Date (after giving effect to any application of Monthly Principal on such preceding Distribution
Date); provided, however, that after the Class A-5 Final Scheduled Distribution Date, the Class I Monthly Interest shall be zero.

         "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (i) any payment is 120 days or more delinquent as of the last day of such Collection Period; (ii) the Financed Vehicle that secures the Receivable has been repossessed; or (iii) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

         "Insurance Premium" for any Distribution Date will equal one-twelfth of the product of the Policy per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the last day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

         "Monthly Interest" for any Distribution Date will equal the sum of the Class A Monthly Interest and the Class I Monthly Interest.

         "Monthly Principal" for any Distribution Date will equal the amount necessary to reduce the Certificate Balance as of the prior Distribution Date (after giving effect to the distribution of Monthly Principal on such date) (or as of the Closing Date in the case of the first Distribution Date) to the aggregate unpaid principal balance of the Receivables on the last day of the related Collection Period; provided, however, that Monthly Principal on the final scheduled Distribution Date for each class of Class A Certificates will be increased by the amount, if any, which is necessary to reduce the Certificate Balance of such class to zero on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

         "Principal Distribution Sequence" means the order in which Monthly Principal shall be distributed among the Class A Certificateholders in the following sequence: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero; (iii) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero; (iv) to the Class A-4 Certificateholders until the Class A-4 Certificate Balance has been reduced to zero; and (v) to the Class A-5 Certificateholders until the Class A-5 Certificate Balance has been reduced to zero.

         As an administrative convenience, the Servicer will be permitted to make the deposit of collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 9.06.)

         The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

June 1 - June 30 .......................Collection Period. The Servicer receives monthly payments, prepayments, and other
                                        proceeds  in respect of the  Receivables
                                        and  deposits  them  in the  Certificate
                                        Account.  The  Servicer  may  deduct the
                                        Monthly    Servicing   Fee   from   such
                                        deposits.

June 30  ...............................Record   Date.   Distributions   on  the
                                        Distribution    Date    are    made   to
                                        Certificateholders   of  record  at  the
                                        close of business on this date.

July 6.................................."Determination  Date"  (second  business day before the Distribution Date). On or
                                        before this date, the Servicer  delivers
                                        the Servicer's Certificate setting forth
                                        the  amounts  to be  distributed  on the
                                        Distribution    Date    and    of    any
                                        deficiencies. If necessary, the Trustee notifies the Insurer of any draws in respect of the Policy.

July 8.................................."Distribution Date" (eighth calendar day of the  month,  or if such  day is not a
                                        business  day,  the first  business  day
                                        thereafter). The Trustee withdraws funds
                                        from the Spread  Account and/or draws on
                                        the Policy, if necessary, to pay Monthly
                                        Principal   and   Monthly   Interest  to
                                        Certificateholders  as described herein.
                                        The     Trustee      distributes      to
                                        Certificateholders amounts payable in respect of the Offered Certificates, pays the Monthly Servicing Fee to the extent not previously paid, pays the Insurance Premium and all other amounts owing to the Insurer.

The Policy

         On or before the Closing Date, the Depositor, UAFC, UAC, in its individual capacity and as Servicer, and the Insurer will enter into an Insurance and Reimbursement Agreement (the "Insurance Agreement") pursuant to which the Insurer will issue the Policy. Under the terms of the Pooling and Servicing Agreement, after withdrawal of any amounts in the Spread Account with respect to a Distribution Date to pay a deficiency in Monthly Interest or Monthly Principal, the Trustee will be authorized to draw on the Policy for the benefit of the Class A Certificateholders and the Class I Certificateholders and credit the Certificate Account for such draws as described above under "--Distributions on the Offered Certificates." The maximum amount that may be drawn under the Policy on any Distribution Date is limited to the Policy Amount for such Distribution Date. The Policy Amount, with respect to any Distribution Date, shall equal (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution
Date) and (ii) the Net Principal Policy Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date (after giving effect to any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date). "Net Principal Policy Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Policy or from the Spread Account with respect to Monthly Principal.

         The Policy will also cover any amount distributed or required to be distributed by the Trust to Certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the Depositor or UAFC pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         The Insurer will be entitled to receive the Insurance Premium and certain other amounts on each Distribution Date as described under "--Distributions on the Offered Certificates" and to receive amounts on deposit in the Spread Account as described above under "--Accounts." The Insurer will not be entitled to reimbursement of any amounts from the Certificateholders. The Insurer's obligation under the Policy is irrevocable. The Insurer will have no obligation other than its obligations under the Policy to the Certificateholders or the Trustee.

         In the event that the balance in the Spread Account is reduced to zero and there has been a default under the Policy, the Trust may depend solely on current collections on the Receivables to make distributions of principal and interest on the Offered Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders. See " -- Distributions on the Offered Certificates."

Rights of the Insurer upon Events of Default, Amendment or Waiver

         Upon the occurrence of an Event of Default, the Insurer, or the Trustee upon the consent of the Insurer, will be entitled to appoint a successor Servicer. In addition to the events constituting an Event of Default as described in the Prospectus, the Pooling and Servicing Agreement will also permit the Insurer to appoint a successor Servicer and to redirect payments made under the Receivables to the Trustee upon the occurrence of certain additional events involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Insurance Agreement.

         The Pooling and Servicing Agreement cannot be amended or any provisions thereof waived without the consent of the Insurer if such amendment or waiver would have a materially adverse effect upon the rights of the Insurer.

                              ERISA CONSIDERATIONS

         Subject to the considerations set forth under "ERISA Considerations" in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a " PlanPlan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate or of a Class I Certificates is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates and the Class I Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                                        UNDERWRITING

         Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Offered Certificates, dated June 12, 1998, the Depositor has agreed to sell and each of the underwriters named below (the "Underwriters") severally agreed to purchase the principal amount of the Offered Certificates set forth below its name below:



                                    NationsBanc Montgomery           Bear,
                                        Securities LLC        Stearns & Co. Inc.           Total
                                        --------------        ------------------           -----
Principal Amount
   of Class A-1 Certificates........    $ 22,125,000.00          $22,125,000.00        $ 44,250,000.00
Principal Amount
   of Class A-2 Certificates........    $ 46,375,000.00          $46,375,000.00        $ 92,750,000.00
Principal Amount
   of Class A-3 Certificates........    $ 19,962,500.00          $19,962,500.00        $ 39,925,000.00
Principal Amount
   of Class A-4 Certificates........    $ 31,512,500.00          $31,512,500.00        $ 63,025,000.00
Principal Amount
   of Class A-5 Certificates........    $ 14,015,234.00          $14,015,234.00        $ 28,030,468.00
Notional Principal Amount
   of Class I Certificates..........    $208,715,851.64          $         0.00        $208,715,851.64


         In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

         The Underwriters propose to offer part of the Offered Certificates directly to the public at the prices set forth on the cover page hereof, and part to certain dealers at a price that represents a concession not in excess of 0.1000% of the denominations of the Class A-1 Certificates, 0.1250% of the denominations of the Class A-2 Certificates, 0.1375% of the denominations of the Class A-3 Certificates, 0.1600% of the denominations of the Class A-4 Certificates, 0.1750% of the denominations of the Class A-5 Certificates or 0.2250% of the gross proceeds of the Class I Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.0750% of the denominations of the Class A-1 Certificates, 0.1000% of the denominations of the Class A-2 Certificates, 0.1150% of the denominations of the Class A-3 Certificates, 0.1250% of the denominations of the Class A-4 Certificates, 0.1500% of the denominations of the Class A-5 Certificates or 0.2000% of the gross proceeds of the Class I Certificates to certain other dealers.

         The Depositor and UAC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         The Depositor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Barnes & Thornburg, Indianapolis, Indiana, and for the Underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, included in this Prospectus Supplement have been included herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

                            INDEX OF PRINCIPAL TERMS


     TERM                                                              PAGE
     ----                                                              ----
     ABS  .....................................................          S-26
     Available Funds  .........................................          S-28
     Certificates    ..........................................           S-3
     Certificate Balance.......................................           S-5
     Class A Certificates     .................................           S-3
     Class A Certificateholders    ............................           S-4
     Class A Monthly Interest  ................................          S-29
     Class A-1 Certificate Balance.............................           S-5
     Class A-1 Certificateholders..............................           S-4
     Class A-1 Certificates....................................           S-3
     Class A-1 Final Scheduled Distribution Date...............           S-6
     Class A-1 Monthly Interest  ..............................          S-29
     Class A-1 Pass-Through Rate...............................           S-4
     Class A-2 Certificate Balance.............................           S-5
     Class A-2 Certificateholders..............................           S-4
     Class A-2 Certificates....................................           S-3
     Class A-2 Final Scheduled Distribution Date...............           S-6
     Class A-2 Monthly Interest  ..............................          S-29
     Class A-2 Pass-Through Rate...............................           S-5
     Class A-3 Certificate Balance.............................           S-5
     Class A-3 Certificateholders..............................           S-4
     Class A-3 Certificates....................................           S-3
     Class A-3 Final Scheduled Distribution Date...............           S-6
     Class A-3 Monthly Interest  ..............................          S-29
     Class A-3 Pass-Through Rate...............................           S-5
     Class A-4 Certificate Balance.............................           S-5
     Class A-4 Certificateholders..............................           S-4
     Class A-4 Certificates....................................           S-3
     Class A-4 Final Scheduled Distribution Date...............           S-6
     Class A-4 Monthly Interest  ..............................          S-29
     Class A-4 Pass-Through Rate...............................           S-5
     Class A-5 Certificate Balance.............................           S-5
     Class A-5 Certificateholders..............................           S-4
     Class A-5 Certificates....................................           S-3
     Class A-5 Final Scheduled Distribution Date...............           S-6
     Class A-5 Monthly Interest  ..............................          S-30
     Class A-5 Pass-Through Rate...............................           S-5
     Class I Certificateholders     ...........................           S-6
     Class I Certificates    ..................................      S-3, S-6
     Class I Monthly Interest  ................................     S-7, S-30
     Class I Pass-Through Rate    .............................           S-6
     Class IC Certificate    ..................................      S-1, S-3
     Class IC Certificateholder    ............................           S-9

     Clean-Up Call Date.......................................            S-11
     Closing Date    .........................................             S-3
     CMAC.....................................................            S-21
     Code   ..................................................            S-32
     Companion Component......................................       S-7, S-22
     Company..................................................            S-20
     Cutoff Date    ..........................................             S-4
     Defaulted Receivable ....................................            S-30
     Depositor    ............................................        S-1, S-3
     Determination Date.......................................            S-31
     Distribution Date   .....................................       S-4, S-31
     ERISA    ................................................            S-12
     Financed Vehicles........................................             S-4
     GAAP.....................................................            S-21
     Insurance Premium .......................................            S-30
     Insurance Agreement .....................................      S-10, S-31
     Insurer ................................................. S-1, S-11, S-20
     Issuer...................................................             S-3
     Legal Investment.........................................            S-11
     Monthly Interest  .......................................            S-30
     Monthly Principal  ......................................       S-5, S-30
     Monthly Servicing Fee....................................             S-7
     Net Principal Policy Amount..............................      S-11, S-31
     Notional Principal Amount................................             S-7
     Offered Certificates   ..................................        S-1, S-3
     Optional Sale     .......................................            S-11
     Original Notional Principal Amount.......................             S-6
     PAC Component............................................       S-7, S-22
     Payahead Account ........................................            S-27
     Plan  ...................................................            S-32
     Planned Notional Principal Amount........................       S-7, S-23
     Planned Notional Principal Amount Schedule  .............       S-7, S-23
     Policy...................................................            S-10
     Policy Amount............................................            S-10
     Pool Balance     ........................................             S-5
     Pooling and Servicing Agreement     .....................             S-3
     Predecessor..............................................            S-20
     Principal Distribution Sequence..........................            S-30
     Rating Agency............................................            S-11
     Receivables    ..........................................             S-3
     Record Date    ..........................................             S-4
     Required Spread Amount    ...............................            S-10
     SAP......................................................            S-21
     Servicer    .............................................             S-3
     Spread Account...........................................             S-8
     Trust    ................................................        S-1, S-3
     Trustee    ..............................................             S-3
     UAC    ..................................................             S-3
     UAFC   ..................................................            S-26
     Underwriters  ...........................................            S-33

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                        As of December 31, 1997 and 1996
                             and for the years ended
                        December 31, 1997, 1996 and 1995

                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


                        Report of Independent Accountants




To the Board of Directors and Shareholder of MBIA Insurance Corporation:

We have audited the accompanying consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                     /s/ COOPERS & LYRAND L.L.P.


New York, New York
February 3, 1998.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                          December 31, 1997              December 31, 1996
                                                                         -------------------            -------------------
                    Assets
Investments:
   Fixed-maturity securities held as available-for-sale
     at fair value (amortized cost $4,600,528 and $4,001,562)                 $4,867,254                     $4,149,700
   Short-term investments, at amortized cost
     (which approximates fair value)                                             242,730                        169,889
   Other investments                                                              16,802                         14,851
                                                                              ----------                     ----------
        Total investments                                                      5,126,786                      4,334,440
Cash and cash equivalents                                                          3,983                          3,288
Securities purchased under agreements to resell                                  182,820                        108,900
Accrued investment income                                                         78,601                         65,194
Deferred acquisition costs                                                       154,100                        147,750
Prepaid reinsurance premiums                                                     252,893                        216,846
Goodwill (less accumulated amortization of
   $47,152 and $42,262)                                                           95,829                        100,718
Property and equipment, at cost (less accumulated
   depreciation of $18,256 and $14,782)                                           53,484                         47,176
Receivable for investments sold                                                    1,616                            975
Other assets                                                                      37,437                         40,871
                                                                              ----------                     ----------
        Total assets                                                          $5,987,549                     $5,066,158
                                                                              ==========                     ==========

               Liabilities and Shareholder's Equity
Liabilities:
   Deferred premium revenue                                                   $1,984,104                     $1,785,875
   Loss and loss adjustment expense reserves                                      78,872                         59,314
   Securities sold under agreements to repurchase                                182,820                        108,900
   Deferred income taxes                                                         251,134                        195,704
   Payable for investments purchased                                              23,020                         48,811
   Other liabilities                                                             103,740                         63,683
                                                                              ----------                     ----------
        Total liabilities                                                      2,623,690                      2,262,287
                                                                              ----------                     ----------

Shareholder's Equity:
   Common stock, par value $150 per share; authorized,
     issued and outstanding - 100,000 shares                                      15,000                         15,000
   Additional paid-in capital                                                  1,139,949                      1,041,876
   Retained earnings                                                           2,042,323                      1,651,315
   Cumulative translation adjustment                                              (8,699)                        (1,188)
   Unrealized appreciation of investments,
     net of deferred income tax provision
     of $94,416 and $52,175                                                      175,286                         96,868
                                                                              ----------                     ----------
        Total shareholder's equity                                             3,363,859                      2,803,871
                                                                              ----------                     ----------

        Total liabilities and shareholder's equity                            $5,987,549                     $5,066,158
                                                                              ==========                     ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in thousands)


                                                                     Years ended December 31
                                                        -----------------------------------------------
                                                              1997             1996             1995
                                                        -------------     ------------     ------------
Revenues:
    Gross premiums written                                  $544,974         $462,444         $349,812
    Ceded premiums                                           (79,781)         (54,852)         (45,050)
                                                        -------------     ------------     ------------
        Net premiums written                                 465,193          407,592          304,762
    Increase in deferred premium revenue                    (165,858)        (154,111)         (88,365)
                                                        -------------     ------------     ------------
        Premiums earned (net of ceded
            premiums of $43,734,
             $38,893 and $30,655)                            299,335          253,481          216,397
    Net investment income                                    282,460          247,286          219,834
    Net realized gains                                        17,478           11,740            7,777
    Other                                                      1,201            3,163            2,168
                                                        -------------     ------------     ------------
        Total revenues                                       600,474          515,670          446,176
                                                        -------------     ------------     ------------


Expenses:
    Losses and loss adjustment                                18,673           15,334           10,639
    Policy acquisition costs, net                             27,873           24,660           21,283
    Operating                                                 50,016           46,654           41,812
                                                        -------------     ------------     ------------
        Total expenses                                        96,562           86,648           73,734
                                                        -------------     ------------     ------------

Income before income taxes                                   503,912          429,022          372,442

Provision for income taxes                                   112,904           90,562           81,748
                                                        -------------     ------------     ------------

Net income                                                  $391,008         $338,460         $290,694
                                                        =============     ============     ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
              For the years ended December 31, 1997, 1996 and 1995
                     (In thousands except per share amounts)


                                                                                                                       Unrealized
                                                    Common Stock          Additional                  Cumulative      Appreciation
                                             -------------------------      Paid-in      Retained     Translation    (Depreciation)
                                                 Shares       Amount        Capital      Earnings      Adjustment    of Investments
                                             -----------   -----------   -----------   -----------    -----------    --------------
Balance, January 1, 1995                         100,000   $    15,000   $   953,655   $ 1,134,061    $       427    $   (47,640)

Net income                                            --            --            --       290,694             --             --

Change in foreign currency translation                --            --            --            --          2,277             --

Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $(103,707)                --            --            --            --             --        192,369

Dividends declared (per
   common share $829.00)                              --            --            --       (82,900)            --             --

Capital contribution from MBIA Inc.                   --            --        52,800            --             --             --

Tax reduction related to tax sharing
   agreement with MBIA Inc.                           --            --        15,129            --             --             --
                                             -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1995                       100,000        15,000     1,021,584     1,341,855          2,704        144,729
                                             -----------   -----------   -----------   -----------    -----------    -----------

Net income                                            --            --            --       338,460             --             --

Change in foreign currency translation                --            --            --            --         (3,892)            --

Change in unrealized appreciation
   of investments net of change in
   deferred income taxes of $26,197                   --            --            --            --             --        (47,861)

Dividends declared (per
   common share $290.00)                              --            --            --       (29,000)            --             --

Tax reduction related to tax sharing
   agreement with MBIA Inc.                           --            --        20,292            --             --             --
                                             -----------   -----------   -----------   -----------    -----------    -----------
Balance, December 31, 1996                       100,000        15,000     1,041,876     1,651,315         (1,188)        96,868
                                             -----------   -----------   -----------   -----------    -----------    -----------

Net income                                            --            --            --       391,008             --             --

Change in foreign
     currency translation                             --            --            --            --         (7,511)            --

Change in unrealized
     appreciation of investments
     net of change in deferred
     income taxes of ($42,241)                        --            --            --            --             --         78,418

Capital contribution from
     MBIA Inc.                                        --            --        80,000            --             --             --

Tax reduction related to tax
     sharing agreement
     with MBIA Inc.                                   --            --        18,073            --             --             --

                                             ===========   ===========   ===========   ===========    ===========    ===========
Balance, December 31, 1997                       100,000   $    15,000   $ 1,139,949   $ 2,042,323    ($    8,699)   $   175,286
                                             ===========   ===========   ===========   ===========    ===========    ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                               Years ended December 31
                                                                  ---------------------------------------------------
                                                                       1997             1996              1995
                                                                  ---------------  ----------------  ----------------
Cash flows from operating activities:
     Net income                                                     $    391,008      $    338,460        $  290,694
     Adjustments to reconcile net income to net
       cash provided by operating activities:
         Increase in accrued investment income                           (13,407)           (4,947)           (4,900)
         Increase in deferred acquisition costs                           (6,350)           (7,402)           (7,300)
         Increase in prepaid reinsurance premiums                        (36,047)          (15,959)          (14,395)
         Increase in deferred premium revenue                            201,905           170,070           104,104
         Increase in loss and loss adjustment
           expense reserves                                               19,558            16,809             2,357
         Depreciation                                                      3,934             2,952             2,676
         Amortization of goodwill                                          4,889             4,896             4,929
         Amortization of bond (discount) premium, net                    (10,830)           (7,526)           (2,426)
         Net realized gains on sale of investments                       (17,478)          (11,740)           (7,777)
         Deferred income taxes                                            13,382             8,982            11,391
         Other, net                                                       50,258            26,687            29,079
                                                                  ---------------  ----------------  ----------------
         Total adjustments to net income                                 209,814           182,822           117,738
                                                                  ---------------  ----------------  ----------------

         Net cash provided by operating activities                       600,822           521,282           408,432
                                                                  ---------------  ----------------  ----------------

Cash flows from investing activities:
     Purchase of fixed-maturity securities, net
       of payable for investments purchased                           (2,090,236)       (1,519,213)         (897,128)
     Sale of fixed-maturity securities, net of
       receivable for investments sold                                 1,247,860           873,823           473,352
     Redemption of fixed-maturity securities,
       net of receivable for investments redeemed                        190,803           158,087            83,448
     Sale (purchase) of short-term investments, net                      (18,922)            4,676           (32,281)
     Sale (purchase) of other investments, net                               664               468              (692)
     Capital expenditures, net of disposals                              (10,296)           (8,970)           (4,228)
                                                                  ---------------  ----------------  ----------------

         Net cash used by investing activities                          (680,127)         (491,129)         (377,529)
                                                                  ---------------  ----------------  ----------------

Cash flows from financing activities:
     Capital contribution from MBIA Inc.                                  80,000                --            52,800
     Dividends paid                                                           --           (29,000)          (82,900)
                                                                  ---------------  ----------------  ----------------

         Net cash used by financing activities                            80,000           (29,000)          (30,100)
                                                                  ---------------  ----------------  ----------------

Net increase in cash and cash equivalents                                    695             1,153               803
Cash and cash equivalents - beginning of year                              3,288             2,135             1,332
                                                                  ---------------  ----------------  ----------------

Cash and cash equivalents - end of year                           $        3,983    $        3,288        $    2,135
                                                                  ===============  ================  ================

Supplemental cash flow disclosures:
     Income taxes paid                                             $      82,125     $      63,018        $   50,790


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Business and Organization

MBIA Insurance Corporation (MBIA Corp.), formerly known as Municipal Bond Investors Assurance Corporation, is a wholly owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through a series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the Association), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies.

     Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. (BIG), the parent company of Bond Investors Guaranty Insurance Company (BIG Ins.), which was subsequently renamed MBIA Insurance Corp. of Illinois (MBIA Illinois).

     In January 1990, MBIA Illinois ceded its portfolio of net insured obligations to MBIA Corp. in exchange for cash and investments equal to its unearned premium reserve of $153 million. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG Ins. consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.

     Also in 1990, MBIA Inc. formed MBIA Assurance S.A. (MBIA Assurance), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

     In 1993, MBIA Inc. formed a wholly owned subsidiary, MBIA Investment Management Corp. (IMC). IMC provides guaranteed investment agreements to states, municipalities and municipal authorities that are guaranteed as to principal and interest. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     In 1994, MBIA Inc. formed a wholly owned subsidiary, MBIA Securities Corp., which was subsequently renamed MBIA Capital Management Corp. (CMC). CMC provides fixed-income investment management services for MBIA Inc., its municipal cash management service businesses and public pension funds. In 1995, portfolio management for a portion of MBIA Corp.'s insurance related investment portfolio was transferred to CMC; the management of the balance of this portfolio was transferred in January 1996.

     In early 1998, MBIA Inc. and CapMAC Holdings Inc. consummated a merger to be accounted for as a pooling of interests. See Note 16 for details regarding this merger.

2.  Significant Accounting Policies

The consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:

Consolidation

The consolidated financial statements include the accounts of MBIA Corp. and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

Investments

MBIA Corp.'s entire investment portfolio is considered available-for-sale and is reported in the financial statements at fair value, with unrealized gains and losses, net of deferred taxes, reflected as a separate component of shareholder's equity.

     Bond discounts and premiums are amortized using the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value, and include all fixed-maturity securities with a remaining term to maturity of less than one year. Investment income is recorded as earned.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.

     Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from these investments as a component of investment income. In addition, MBIA Corp. records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and demand deposits with banks.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

Securities purchased under agreements to resell and securities sold under agreements to repurchase are accounted for as collateralized transactions and are recorded at principal or contract value. It is MBIA Corp.'s policy to take possession of securities purchased under agreements to resell.

     MBIA Corp. minimizes the credit risk that counterparties to transactions might be unable to fulfill their contractual obligations by monitoring customer credit exposure and collateral value and requiring additional collateral to be deposited with MBIA Corp. when deemed necessary.

Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

Premium Revenue Recognition

Upfront premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. Installment premiums are

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

earned over each installment period - generally one year or less. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.

Advisory Fee Revenue Recognition

MBIA Corp. collects certain advisory fees for services rendered in connection with advising clients as to the most appropriate structure to use for a given structured finance transaction that the company will insure. Advisory fees are deferred and earned consistent with the premium revenues generated on the transactions.

Goodwill

Goodwill represents the excess of the cost of acquisitions over the tangible net assets acquired. Goodwill attributed to the acquisition of MBIA Corp. is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.

Property and Equipment

Property and equipment consists of MBIA Corp.'s headquarters, furniture, fixtures and equipment, which are recorded at cost and are depreciated on the straight-line method over their estimated service lives ranging from 3 to 31 years. Maintenance and repairs are charged to expenses as incurred.

Losses and Loss Adjustment Expenses

Loss and loss adjustment expense (LAE) reserves are established in an amount equal to MBIA Corp.'s estimate of identified or case basis reserves and unallocated losses, including costs of settlement, on the obligations it has insured.

     Case basis reserves are established when specific insured issues are identified as currently or likely to be in default. Such a reserve is based on the present value of the expected loss and LAE payments, net of recoveries, under salvage and subrogation rights. The total reserve is calculated by

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

applying a loss factor, determined based on an independent rating agency study of bond defaults, to net debt service written. When a case basis reserve is recorded, a corresponding reduction is made to the unallocated reserve.

     Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not exceed such estimates.

Income Taxes

MBIA Corp. is included in the consolidated tax return of MBIA Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.

     Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs and the contingency reserve.

     The Internal Revenue Code permits companies writing financial guarantee insurance to deduct from taxable income amounts added to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U.S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

Foreign Currency Translation

Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

equity. Gains and losses resulting from transactions in foreign currencies are recorded in current income.

3.  Recent Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 130, "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. This statement will require MBIA Corp. to report in the financial statements, in addition to net income, comprehensive income and its components including, as applicable, foreign currency items, unearned compensation from restricted stock awards and unrealized gains and losses on certain investments in debt and equity securities. Upon adoption, MBIA Corp. will be required to reclassify financial statements for earlier periods provided for comparative purposes. Adoption of the statement will not change the content of the financial statements; instead it will only change the presentation. MBIA Corp. has not yet determined the manner in which comprehensive income will be displayed.

     Also, in June 1997, FASB issued SFAS 131, "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting information about operating segments in annual financial statements, and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographical areas and major customers. Under SFAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. MBIA Corp.'s future segment presentation has not yet been determined.

4.  Statutory Accounting Practices

The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

o upfront premiums are earned only when the related risk has expired rather than over the period of the risk;

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

o acquisition costs are charged to operations as incurred rather than deferred and amortized as the related premiums are earned;

o a contingency reserve is computed on the basis of statutory requirements, and reserves for case basis losses and LAE are established, at present value, for specific insured issues that are identified as currently or likely to be in default. Under GAAP, reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unallocated losses and LAE on the insured obligations it has written;

o federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

o fixed-maturity securities are reported at amortized cost rather than fair value;

o tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

o certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.

     The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries:

                                                     As of December 31
                                          --------------------------------------
In thousands                                  1997                   1996
- --------------------------------------------------------------------------------
GAAP shareholder's equity                   $3,363,859              $2,803,871
Premium revenue recognition                   (408,654)               (368,762)
Deferral of acquisition costs                 (154,100)               (147,750)
Unrealized (gains) losses                     (266,727)               (148,138)
Contingency reserve                         (1,094,117)               (892,793)
Loss and loss adjustment
  expense reserves                              53,938                  39,065
Deferred income taxes                          251,134                 195,704
Tax and loss bonds                             129,508                 103,008
Goodwill                                       (95,829)               (100,718)
Other                                          (18,814)                (16,465)
- --------------------------------------------------------------------------------
Statutory capital and surplus               $1,760,198              $1,467,022
- --------------------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     Consolidated net income of MBIA Corp. determined in accordance with statutory accounting practices for the years ended December 31, 1997, 1996 and 1995 was $377.1 million, $316.6 million and $278.3 million, respectively.

5. Premiums Earned from Refunded and Called Bonds

Premiums earned include $50.9 million, $44.4 million and $34.0 million for 1997, 1996 and 1995, respectively, related to refunded and called bonds.

6. Investments

MBIA Corp.'s investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. MBIA Corp.'s investment policies limit the amount of credit exposure to any one issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.

     The following tables set forth the amortized cost and fair value of the fixed-maturities and short-term investments included in the consolidated investment portfolio of MBIA Corp. as of December 31, 1997 and 1996:

                                                                 Gross              Gross
                                        Amortized           Unrealized         Unrealized               Fair
In thousands                                 Cost                Gains             Losses              Value
- --------------------------------------------------------------------------------------------------------------
December 31, 1997
Taxable bonds
  United States Treasury
    and Government Agency             $      6,451          $    191            $    --          $     6,642
  Corporate and other
    obligations                          1,193,321            36,106               (472)           1,228,955
  Mortgage-backed                          541,898            18,659               (732)             559,825
Tax-exempt bonds
  State and municipal
    obligations                          3,101,588           213,551               (577)           3,314,562
- --------------------------------------------------------------------------------------------------------------
Total                                 $  4,843,258          $268,507            $(1,781)          $5,109,984
- --------------------------------------------------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                                 Gross              Gross
                                        Amortized           Unrealized         Unrealized             Fair
In thousands                                 Cost                Gains             Losses            Value
- --------------------------------------------------------------------------------------------------------------
December 31, 1996
Taxable bonds
  United States Treasury
     and Government Agency            $      6,585          $    171         $      (10)        $     6,746
  Corporate and other
    obligations                            767,472            13,978             (7,272)            774,178
  Mortgage-backed                          472,295            12,185             (4,003)            480,477
Tax-exempt bonds
  State and municipal
     obligations                         2,925,099           137,389             (4,300)          3,058,188
- --------------------------------------------------------------------------------------------------------------
Total                                   $4,171,451          $163,723           $(15,585)        $ 4,319,589
- --------------------------------------------------------------------------------------------------------------

     Fixed-maturity investments carried at fair value of $7.7 million and $7.8 million as of December 31, 1997 and 1996, respectively, were on deposit with various regulatory authorities to comply with insurance laws.

     The following table sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1997. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

                                             Amortized                   Fair
In thousands                                      Cost                  Value
- --------------------------------------------------------------------------------
Maturity
Within 1 year                               $    231,793          $    231,777
Beyond 1 year but within 5 years                 639,988               670,038
Beyond 5 years but within 10 years             1,414,321             1,490,227
Beyond 10 years but within 15 years              908,776               980,729
Beyond 15 years but within 20 years              851,402               910,878
Beyond 20 years                                  255,080               266,510
- --------------------------------------------------------------------------------
                                               4,301,360             4,550,159
Mortgage-backed                                  541,898               559,825
- --------------------------------------------------------------------------------
Total fixed-maturities and
  short-term investments                      $4,843,258          $  5,109,984
- --------------------------------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Investment Income and Gains and Losses

Investment income consists of:

                                                              Years ended December 31
                                                 -------------------------------------------------
In thousands                                         1997                 1996              1995
- --------------------------------------------------------------------------------------------------
Fixed-maturities                                 $279,900             $245,109            $216,653
Short-term investments                              5,676                4,961               6,008
Other investments                                      (4)                  61                  17
- --------------------------------------------------------------------------------------------------
   Gross investment income                        285,572              250,131             222,678
Investment expenses                                 3,112                2,845               2,844
- --------------------------------------------------------------------------------------------------
   Net investment income                          282,460              247,286             219,834

Net realized gains (losses):
   Fixed-maturities:
     Gains                                         22,791               16,760               9,941
     Losses                                        (5,877)              (5,353)             (2,537)
- --------------------------------------------------------------------------------------------------
     Net                                           16,914               11,407               7,404
- --------------------------------------------------------------------------------------------------
   Other investments:
     Gains                                            564                  333                 382
     Losses                                           ---                  ---                  (9)
- --------------------------------------------------------------------------------------------------
     Net                                              564                  333                 373
- --------------------------------------------------------------------------------------------------
   Total realized gains                            17,478               11,740               7,777
- --------------------------------------------------------------------------------------------------
Total investment income                          $299,938             $259,026            $227,611
- --------------------------------------------------------------------------------------------------

     Net unrealized gains consist of:

                                                        As of December 31
                                                 -------------------------------
In thousands                                           1997               1996
- --------------------------------------------------------------------------------
Fixed-maturities:
     Gains                                         $268,507             $163,723
     Losses                                          (1,781)             (15,585)
- --------------------------------------------------------------------------------
     Net                                            266,726              148,138
- --------------------------------------------------------------------------------
Other investments:
     Gains                                            3,033                  934
     Losses                                             (57)                 (29)
- --------------------------------------------------------------------------------
     Net                                              2,976                  905
- --------------------------------------------------------------------------------
Total                                               269,702              149,043
Deferred income taxes                                94,416               52,175
- --------------------------------------------------------------------------------
Unrealized gains, net                              $175,286             $ 96,868
- --------------------------------------------------------------------------------

     The deferred income taxes relate primarily to unrealized gains and losses on MBIA Corp.'s fixed-maturity investments, which are reflected in shareholder's equity.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     The change in net unrealized gains (losses) consists of:

                                                              Years ended December 31
                                                  -------------------------------------------------
In thousands                                         1997                 1996               1995
- ---------------------------------------------------------------------------------------------------
Fixed-maturities                                  $118,588            $(75,497)            $295,567
Other investments                                    2,071               1,439                  508
- ---------------------------------------------------------------------------------------------------
Total                                              120,659             (74,058)             296,075
Deferred income taxes                               42,241             (26,197)             103,706
- ---------------------------------------------------------------------------------------------------
Unrealized gains (losses), net                     $78,418            $(47,861)            $192,369
- ---------------------------------------------------------------------------------------------------


8.  Income Taxes

The provision for income taxes is composed of:

                                                               Years ended December 31
                                               ----------------------------------------------
In thousands                                      1997                 1996              1995
- ---------------------------------------------------------------------------------------------

Current                                        $ 99,522             $81,580           $70,357
Deferred                                         13,382               8,982            11,391
- ---------------------------------------------------------------------------------------------
Total                                          $112,904             $90,562           $81,748
- ---------------------------------------------------------------------------------------------

     The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:

                                                       Years ended December 31
                                              ----------------------------------
                                                1997        1996         1995
- --------------------------------------------------------------------------------
Income taxes computed on pre-tax
  financial income at statutory rates          35.0%        35.0%        35.0%
Increase (reduction) in taxes
  resulting from:
    Tax-exempt interest                       (10.6)       (12.0)       (12.5)
    Amortization of goodwill                    0.3          0.4          0.5
    Other                                      (2.3)        (2.3)        (1.1)
- --------------------------------------------------------------------------------
Provision for income taxes                     22.4%        21.1%        21.9%
- --------------------------------------------------------------------------------

     MBIA Corp. recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1997 and 1996 are presented below:

In thousands                                                 1997           1996
- --------------------------------------------------------------------------------
Deferred tax assets
   Tax and loss bonds                                    $130,080       $102,222
   Alternative minimum tax credit carryforward             62,279         58,068
   Loss and loss adjustment expense reserves               18,878         13,673
   Other                                                    7,444          3,305
- ---------------------------------------------------------------------------------
Total gross deferred tax assets                           218,681        177,268
- ---------------------------------------------------------------------------------

Deferred tax liabilities
   Contingency reserve                                    234,904        186,173
   Deferred premium revenue                                77,150         76,526
   Deferred acquisition costs                              53,935         51,713
   Unrealized gains                                        94,416         52,175
   Contingent commissions                                     408            491
   Other                                                    9,002          5,894
- ---------------------------------------------------------------------------------
Total gross deferred tax liabilities                      469,815        372,972
- ---------------------------------------------------------------------------------
Net deferred tax liability                               $251,134       $195,704
- ---------------------------------------------------------------------------------


     MBIA Corp. believes that no valuation allowance is necessary in connection with the deferred tax assets.

9.  Dividends and Capital Requirements

Under New York state insurance law, MBIA Corp. may pay a dividend only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had $176 million available for the payment of dividends as of December 31, 1997. In 1997, no dividends were declared or paid by MBIA Corp. to MBIA Inc. In 1996 and 1995, MBIA Corp. declared and paid dividends of $29 million and $83 million, respectively, to MBIA Inc.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the greater of 10% of policyholders' surplus (total capital and surplus) at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois had $14 million available for the payment of dividends as of December 31, 1997.

     The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies that rate the bonds insured by MBIA Corp. and its subsidiaries have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp. and its subsidiaries were in compliance with these requirements as of December 31, 1997.

10.  Lines of Credit

MBIA Corp. has a standby line of credit commitment in the amount of $825 million with a group of major Triple-A rated banks to provide loans to MBIA Corp. if it incurs cumulative losses (net of any recoveries) from September 30, 1997 in excess of the greater of $825 million or 4.00% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums and other collateral. This commitment has a seven-year term expiring on September 30, 2004 and contains an annual renewal provision subject to approval by the bank group.

     MBIA Corp. and MBIA Inc. maintain bank liquidity facilities aggregating $300 million. At December 31, 1997 and 1996, $20.0 million and $29.1 million, respectively, were outstanding under these facilities.

11.  Net Insurance In Force

MBIA Corp. guarantees the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of a claim by MBIA Corp.

     As of December 31, 1997, insurance in force, net of cessions to reinsurers, had a range of maturity of 1-41 years. The distribution of net insurance in force by geographic location and type of bond, including $3.2 billion and $3.3 billion relating to IMC's municipal investment agreements guaranteed by MBIA Corp. in 1997 and 1996, respectively, is set forth in the following tables:


                                                       As of December 31
                      ------------------------------------------------------------------------------------------------------------
$ in billions                           1997                                                      1996
- ------------------------------------------------------------------------  ------------------------------------------------------
                            Net              Number          % of Net               Net                Number          % of Net
Geographic            Insurance           of Issues         Insurance         Insurance             of Issues         Insurance
  Location             In Force         Outstanding          In Force          In Force           Outstanding          In Force
- ------------------------------------------------------------------------  ------------------------------------------------------
Domestic
 California              $ 68.4               3,441              14.1%          $  60.7                 3,378              14.6%
 New York                  40.4               5,265               8.3              33.7                 5,057               8.1
 Florida                   33.0               1,577               6.8              29.6                 1,632               7.1
 Texas                     24.6               2,086               5.1              21.9                 2,052               5.3
 New Jersey                24.5               1,859               5.0              18.8                 1,863               4.6
 Pennsylvania              22.7               2,209               4.7              21.2                 2,216               5.1
 Illinois                  20.0               1,191               4.1              18.5                 1,145               4.5
 Massachusetts             15.5               1,085               3.2              10.9                 1,100               2.6
 Ohio                      12.4               1,005               2.5              11.1                 1,032               2.7
 Michigan                  11.1               1,016               2.3               9.5                 1,021               2.3
- ------------------------------------------------------------------------  ------------------------------------------------------
  Subtotal                272.6              20,734              56.1             235.9                20,496              56.9
 Other states             203.1              11,931              41.8             170.1                11,502              41.1
- ------------------------------------------------------------------------  ------------------------------------------------------
  Total domestic          475.7              32,665              97.9             406.0                31,998              98.0
International              10.1                 207               2.1               8.4                   169               2.0
- ------------------------------------------------------------------------  ------------------------------------------------------
Total                    $485.8              32,872             100.0%           $414.4                32,167             100.0%
- ------------------------------------------------------------------------  ------------------------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                                                         As of December 31
                             ------------------------------------------------------------------------------------------------------
 $ in billions                                      1997                                                   1996
- ---------------------------------------------------------------------------------------------------------------------------------
                                     Net           Number        % of Net                Net             Number           % of Net
                               Insurance        of Issues       Insurance          Insurance          of Issues          Insurance
Type of Bond                    In Force      Outstanding        In Force           In Force        Outstanding           In Force
- ---------------------------------------------------------------------------------------------------------------------------------
Domestic
 Municipal:
  General obligation              $118.8          12,016             24.5%            $110.5            11,763              26.7%
  Utilities                         75.1           4,739             15.5               67.9             4,799              16.4
  Health care                       62.2           2,246             12.8               54.0             2,386              13.0
  Transportation                    40.5           1,487              8.3               30.3             1,520               7.3
  Special revenue                   34.0           1,641              7.0               28.9             1,543               7.0
  Higher education                  20.4           1,359              4.2               17.8             1,309               4.3
  Industrial
   development and
   pollution control
   revenue                          19.6             943              4.0               18.1               931               4.4
  Housing                           18.9           1,891              3.9               17.7             2,455               4.3
  Other                             11.4             539              2.4                3.8               169               0.9
- ---------------------------------------------------------------------------------------------------------------------------------
   Total municipal                 400.9          26,861             82.6              349.0            26,875              84.3
- ---------------------------------------------------------------------------------------------------------------------------------
 Structured finance*                56.1             510             11.5               38.6               349               9.3
- ---------------------------------------------------------------------------------------------------------------------------------
 Other:
  Investor owned utility             9.4           4,610              1.9                8.3             4,293               2.0
  Financial Institution              5.8             366              1.2                6.4               237               1.5
  Other                              3.5             318              0.7                3.7               244               0.9
- ---------------------------------------------------------------------------------------------------------------------------------
   Total other                      18.7           5,294              3.8               18.4             4,774               4.4
- ---------------------------------------------------------------------------------------------------------------------------------
    Total domestic                 475.7          32,665             97.9              406.0            31,998              98.0
- ---------------------------------------------------------------------------------------------------------------------------------
International
 Infrastructure:
  Sub-sovereign                      1.4              53              0.3                1.5                48               0.4
  Sovereign                          1.3              21              0.3                0.4                 7               0.1
  Utilities                          0.8              60              0.2                0.7                59               0.2
  Transportation                     0.8               5              0.2                0.9                 4               0.2
  Higher education                   0.6               1              0.1                 --                --                --
  Housing                            0.3               2              0.1                 --                --                --
  Health care                        0.2               6               --                0.1                 3                --
- ---------------------------------------------------------------------------------------------------------------------------------
   Total infrastructure              5.4             148              1.2                3.6               121               0.9
- ---------------------------------------------------------------------------------------------------------------------------------
 Structured finance*                 2.6              32              0.5                2.1                22               0.5
- ---------------------------------------------------------------------------------------------------------------------------------
 Other:
  Financial institution              1.9              24              0.4                2.6                25               0.6
  Investor owned utility             0.2               3               --                0.1                 1                --
- ---------------------------------------------------------------------------------------------------------------------------------
   Total other                       2.1              27              0.4                2.7                26               0.6
- ---------------------------------------------------------------------------------------------------------------------------------
    Total international             10.1             207              2.1                8.4               169               2.0
- ---------------------------------------------------------------------------------------------------------------------------------
Total                             $485.8          32,872            100.0%            $414.4            32,167             100.0%
- ---------------------------------------------------------------------------------------------------------------------------------
* Asset-/mortgage-backed

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.  Reinsurance

MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

     Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp. and its subsidiaries were $67.0 billion and $57.6 billion, at December 31, 1997 and 1996, respectively. The distribution of ceded insurance in force by geographic location and type of bond is set forth in the following tables:

                                                          As of December 31
                           -----------------------------------------------------------------------------
In billions                               1997                                       1996
- ----------------------------------------------------------------  --------------------------------------
                                                        % of                                        % of
                                Ceded                  Ceded              Ceded                    Ceded
Geographic Location         Insurance              Insurance          Insurance                Insurance
                             In Force               In Force           In Force                 In Force
- ----------------------------------------------------------------  --------------------------------------
Domestic
 California                    $ 10.4                  15.5%            $  9.4                     16.2%
 New York                         5.8                   8.7                6.2                     10.7
 Texas                            4.0                   6.0                2.9                      5.1
 New Jersey                       3.7                   5.5                3.3                      5.7
 Massachusetts                    3.0                   4.5                1.4                      2.5
 Pennsylvania                     2.9                   4.3                2.9                      5.1
 Illinois                         2.7                   4.0                2.6                      4.5
 Florida                          2.6                   3.9                2.4                      4.1
 Colorado                         2.4                   3.6                1.2                      2.1
 Puerto Rico                      2.3                   3.4                1.2                      2.1
 Washington                       1.9                   2.8                1.9                      3.2
 District of Columbia             1.5                   2.2                1.5                      2.7
- ----------------------------------------------------------------  --------------------------------------
  Subtotal                       43.2                  64.4               36.9                     64.0
 Other states                    19.1                  28.6               17.0                     29.6
- ----------------------------------------------------------------  --------------------------------------
  Total domestic                 62.3                  93.0               53.9                     93.6
International                     4.7                   7.0                3.7                      6.4
- ----------------------------------------------------------------  --------------------------------------
Total                          $ 67.0                 100.0%            $ 57.6                    100.0%
- ----------------------------------------------------------------  --------------------------------------

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                                 As of December 31
                                         -----------------------------------------------------------------
In billions                                          1997                                1996
- ------------------------------------------------------------------------  --------------------------------
                                                              % of                                 % of
                                             Ceded           Ceded                Ceded            Ceded
                                         Insurance       Insurance            Insurance         Insurance
Type of Bond                              In Force        In Force             In Force          In Force
- ------------------------------------------------------------------------  --------------------------------
Domestic
 Municipal:
  General obligation                        $12.1             18.1%              $14.4             24.9%
  Utilities                                  11.5             17.2                10.2             17.7
  Transportation                              9.6             14.3                 6.4             11.1
  Health care                                 8.0             12.0                 6.3             11.0
  Special revenue                             5.0              7.5                 3.4              5.9
  Industrial
   development and
   pollution control revenue                  3.2              4.7                 3.2              5.6
  Housing                                     1.7              2.5                 1.6              2.7
  Higher education                            1.3              1.9                 1.5              2.6
  Other                                       2.7              4.0                 1.0              1.7
- ------------------------------------------------------------------------  --------------------------------
   Total municipal                           55.1             82.2                48.0             83.2
- ------------------------------------------------------------------------  --------------------------------
 Structured finance*                          5.6              8.3                 4.5              7.9
- ------------------------------------------------------------------------  --------------------------------
 Other:
  Financial institution                       1.3              1.9                 1.3              2.3
  Corporate direct                            0.2              0.3                 0.1              0.2
  Investor-owned utility                      0.1              0.3                  --               --
- ------------------------------------------------------------------------  --------------------------------
   Total other                                1.6              2.5                 1.4              2.5
- ------------------------------------------------------------------------  --------------------------------
    Total domestic                           62.3             93.0                53.9             93.6
- ------------------------------------------------------------------------  --------------------------------
International
 Infrastructure:
  Sovereign                                   0.7              1.1                 0.3              0.5
  Higher education                            0.6              0.9                  --               --
  Sub-sovereign                               0.6              0.9                 0.8              1.4
  Transportation                              0.4              0.6                 0.4              0.7
  Health care                                 0.2              0.3                 0.1              0.1
  Utilities                                   0.1              0.1                  --               --
- ------------------------------------------------------------------------  --------------------------------
   Total infrastructure                       2.6              3.9                 1.6              2.7
- ------------------------------------------------------------------------  --------------------------------
 Structured finance*                          1.3              1.9                 1.0              1.9
- ------------------------------------------------------------------------  --------------------------------
 Other:
  Financial institution                       0.8              1.2                 1.0              1.8
- ------------------------------------------------------------------------  --------------------------------
   Total other                                0.8              1.2                 1.0              1.8
- ------------------------------------------------------------------------  --------------------------------
    Total international                       4.7              7.0                 3.7              6.4
- ------------------------------------------------------------------------  --------------------------------
Total                                       $67.0            100.0%              $57.6            100.0%
- ------------------------------------------------------------------------  --------------------------------

  * Asset-/mortgage-backed

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13.  Employee Benefits

MBIA Corp. participates in MBIA Inc.'s pension plan covering substantially all employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1997, 1996 and 1995 was $3.9 million, $3.4 million and $3.2 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan aggregated $1.6 million, $1.5 million and $1.4 million for the years ended December 31, 1997, 1996 and 1995, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. Of the above amounts for the pension and profit sharing plans, $3.4 million, $3.0 million and $2.7 million for the years ended December 31, 1997, 1996 and 1995, respectively, are included in policy acquisition costs.

     MBIA Corp. also participates in the "MBIA Long-Term Incentive Program". The incentive program includes a stock option program and adds a compensation component linked to the growth in adjusted book value per share (ABV) of MBIA Inc.'s stock. Awards under the long-term program are divided equally between the two components, with 50% of the award given in stock options and 50% of the award (multiplied by a 1.5 conversion factor for the December 1995 award only) paid in cash or shares of MBIA Inc.'s stock. Target levels for the option/incentive award are established as a percentage of total salary and bonus, based upon the recipient's position. The awards under the long-term program typically will be granted from the vice president level up to and including the chairman and chief executive officer.

     The ABV portion of the long-term incentive program may be awarded every year. The December 1997 award will cover growth in ABV from December 31, 1997 through December 31, 2000 and the December 1995 award will cover growth in ABV from December 31, 1995 through December 31, 1998, with a base line growth of 12% on both awards. The amount to be paid in respect of such award will be adjusted upward or downward based on the actual ABV growth with a minimum growth of 8% necessary to receive any payment and an 18% growth needed to receive the maximum payment of 200% of the target levels. The amount, if any, to be paid under this portion of the program will be paid in early 2001 for the December 1997 award and

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

early 1999 for the December 1995 award in the form of cash or shares of MBIA Inc.'s common stock. Subsequent awards, if any, will be made every year with concomitant payments occurring after the three-year cycle. During 1997 and 1996, $3.2 million and $2.6 million, respectively, were recorded as a charge related to the December 1997 and December 1995 ABV awards. Of these amounts, $2.0 million and $1.6 million were included in policy acquisition costs for the same respective periods.

     MBIA Corp. also participates in MBIA Inc.'s restricted stock program, adopted in December 1995, whereby key executive officers of MBIA Corp. are granted restricted shares of MBIA Inc. common stock.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation," effective for financial statements for fiscal years beginning after December 15, 1995. SFAS 123 required MBIA Inc. to adopt, at its election, either 1) the provisions in SFAS 123 which require the recognition of compensation expense for employee stock-based compensation plans, or 2) the provisions in SFAS 123 which require the pro forma disclosure of net income and earnings per share as if the recognition provisions of SFAS 123 had been adopted. MBIA Inc. adopted the disclosure requirements of SFAS 123 effective January 1, 1996 and continues to account for its employee stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, the adoption of SFAS 123 had no impact on MBIA Corp.'s financial position or results of operations. Had compensation cost for the MBIA Inc. stock option program been recognized based on the fair value at the grant date consistent with the recognition provisions of SFAS 123, the impact on MBIA Corp.'s net income would not have been material.

14.  Related Party Transactions

Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association who had their Standard & Poor's Corporation claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent. The aggregate outstanding exposure on these surety bonds as of December 31, 1997 is $340 million.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     MBIA Corp. had investment management and advisory agreements with an affiliate of a former principal shareholder of MBIA Inc., which provided for payment of fees on assets under management. Total related expenses for the year ended December 31, 1995 amounted to $2.5 million. These agreements were terminated on January 1, 1996 at which time CMC assumed full management of MBIA Corp.'s consolidated investment portfolios. Total fees paid to CMC on assets under management for the years ended December 31, 1997 and 1996 amounted to $3.0 million and $2.8 million, respectively.

     MBIA Corp. has various insurance coverages provided by a former principal shareholder of MBIA Inc., the cost of which totaled $2.2 million, $2.1 million and $1.9 million, respectively, for the years ended December 31, 1997, 1996 and 1995.

     Included in other liabilities at December 31, 1997 is $27.1 million of net payables to MBIA Inc. and other subsidiaries. As of December 31, 1996, included in other assets is a $2.0 million net receivable from MBIA Inc. and other subsidiaries.

     MBIA Corp. held securities subject to agreements to resell of $182.8 million and $108.9 million as of December 31, 1997 and 1996, respectively, and transferred securities subject to agreements to repurchase of $182.8 million and $108.9 million as of December 31, 1997 and 1996. These agreements have a term of less than one year. The interest expense relating to these agreements was $8.3 million and $2.3 million, respectively, for the years ended December 31, 1997 and 1996. The interest income relating to these agreements was $8.4 million and $2.4 million, respectively, for the years ended December 31, 1997 and 1996.

15.  Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Fixed-maturity securities - The fair value of fixed-maturity securities is based upon quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

Short-term investments - Short-term investments are carried at amortized cost which approximates fair value.

Other investments - Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund that invests principally in marketable equity securities. The fair value of these investments is based on quoted market prices.

Cash and cash equivalents, receivable for investments sold and payable for investments purchased - The carrying amounts of these items are a reasonable estimate of their fair value.

Securities purchased under agreements to resell - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

Prepaid reinsurance premiums - The fair value of MBIA Corp.'s prepaid reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.

Deferred premium revenue - The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.

Loss and loss adjustment expense reserves - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unallocated claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

Securities sold under agreements to repurchase - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Installment premiums - The fair value is derived by calculating the present value of the estimated future cash flow stream discounted at 9%.

                                                  As of December 31, 1997                  As of December 31, 1996
                                             -------------------------------         -------------------------------
                                               Carrying            Estimated            Carrying            Estimated
In thousands                                     Amount           Fair Value              Amount           Fair Value
- ----------------------------------------------------------------------------         ---------------------------------
Assets:
Fixed-maturity securities                    $4,867,254           $4,867,254            $4,149,700        $4,149,700
Short-term investments                          242,730              242,730               169,889           169,889
Other investments                                16,802               16,802                14,851            14,851
Cash and cash equivalents                         3,983                3,983                 3,288             3,288
Securities purchased under
  agreements to resell                          182,820              203,333               108,900           124,471
Prepaid reinsurance
  premiums                                      252,893              218,571               216,846           189,631
Receivable for
  investments sold                                1,616                1,616                   975               975

Liabilities:
Deferred premium
  revenue                                     1,984,104            1,716,477             1,785,875         1,545,976
Loss and loss adjustment
  expense reserves                               78,872               78,872                59,314            59,314
Securities sold under
  agreements to repurchase                      182,820              191,932               108,900           115,838
Payable for investments
  purchased                                      23,020               23,020                48,811            48,811

Off-balance sheet instruments:
Installment premiums                                ---              349,619                   ---           287,969

16.  Subsequent Event - CapMAC Merger

On February 17, 1998 MBIA Inc. and CapMAC Holdings Inc. (CapMAC) consummated a merger to be accounted for as a pooling of interests. Under the terms of the merger, CapMAC shareholders received 0.4675 of a share of MBIA Inc. common stock for each CapMAC share, for a total of 8,102,255 newly issued shares of MBIA Inc. common stock, the value of which is $536 million. Subsequent to the completion date, MBIA Inc. made a capital contribution to MBIA Corp. of Capital Markets Assurance Corporation (CapMAC Corp.), a wholly owned financial guarantee insurance subsidiary of CapMAC.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

     CapMAC, through its subsidiaries, provides structured financial solutions; financial guarantee insurance of structured securities - primarily asset-backed securities; advisory and structuring services in connection with structured financings; investment management services, and access to funding for its customers through third-party owned and managed securitization funding vehicles. CapMAC Corp. is a worldwide provider of financial guarantee insurance for structured securities. It is rated Triple-A by Moody's Investors Service, Standard & Poor's Rating Services, Duff and Phelps Credit Rating Co., and Nippon Investors Service.

     The following unaudited proforma data summarizes the combined results of the two insurance entities to be accounted for as a pooling of interests under APB 16 "Business Combinations":

                                                              Years ended December 31
                                                 ---------------------------------------------------
In millions                                          1997                 1996               1995
- ----------------------------------------------------------------------------------------------------
Revenue                                               $690                $583                $497
Net income                                             416                 359                 305

     The unaudited proforma financial information presented is not necessarily indicative of either the results of operations that would have occurred had the merger taken place at the beginning of these periods or the future results of operations of the combined companies.

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES


                        CONSOLIDATED FINANCIAL STATEMENTS


                   AS OF MARCH 31, 1998 AND DECEMBER 31, 1997
               AND FOR THE PERIODS ENDED MARCH 31, 1998 AND 1997

                           MBIA INSURANCE CORPORATION
                                AND SUBSIDIARIES

                                    I N D E X



                                                                    PAGE
                                                                   -----
Consolidated Balance Sheets -
    March 31, 1998 (Unaudited) and December 31, 1997 (Audited)       3

Consolidated Statements of Income -
    Three months ended March 31, 1998 and 1997 (Unaudited)           4

Consolidated Statement of Changes in Shareholder's Equity -
    Three months ended March 31, 1998 (Unaudited)                    5

Consolidated Statements of Cash Flows -
    Three months ended March 31, 1998 and 1997 (Unaudited)           6

Notes to Consolidated Financial Statements (Unaudited)               7

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                              March 31, 1998  December 31, 1997
                                              --------------  -----------------
                                                (Unaudited)       (Audited)
              Assets
Investments:
    Fixed-maturity securities held
      as available-for-sale at fair value
      (amortized cost $4,738,452
       and $4,600,528)                            $4,993,562       $4,867,254
    Short-term investments, at amortized cost
      (which approximates fair value)                284,348          242,730
    Other investments                                 16,951           16,802
                                                 -----------       ----------
        Total investments                          5,294,861        5,126,786
Cash and cash equivalents                              9,357            3,983
Securities purchased under agreements to resell      208,420          182,820
Accrued investment income                             75,233           78,601
Deferred acquisition costs                           159,350          154,100
Prepaid reinsurance premiums                         251,124          252,893
Goodwill (less accumulated amortization
    of $48,372 and $47,152)                           94,608           95,829
Property and equipment, at cost (less accumulated
    depreciation of $19,456 and $18,256)              54,375           53,484
Receivable for investments sold                        8,246            1,616
Other assets                                          40,397           37,437
                                                 -----------       ----------
        Total assets                              $6,195,971       $5,987,549
                                                 ===========       ==========

        Liabilities and Shareholder's Equity
Liabilities:
    Deferred premium revenue                      $1,991,051       $1,984,104
    Loss and loss adjustment expense reserves         82,622           78,872
    Securities sold under agreements to repurchase   208,420          182,820
    Deferred income taxes                            257,556          251,134
    Payable for investments purchased                 87,770           23,020
    Other liabilities                                 97,529          103,740
                                                  ----------       ----------
        Total liabilities                          2,724,948        2,623,690
                                                  ----------       ----------

Shareholder's Equity:
    Common stock, par value $150 per share;
      authorized, issued and outstanding -
      100,000 shares                                  15,000           15,000
    Additional paid-in capital                     1,145,123        1,139,949
    Retained earnings                              2,154,131        2,042,323
    Accumulated other comprehensive income, net
      of deferred income tax provision
      of $90,317 and $94,416                         156,769          166,587
                                                   ---------       ----------
        Total shareholder's equity                 3,471,023        3,363,859
                                                   ---------       ----------

        Total liabilities and
          shareholder's equity                    $6,195,971       $5,987,549
                                                  ==========       ==========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                             (Dollars in thousands)

                                                   Three Months Ended
                                                        March 31
                                                --------------------------
                                                    1998          1997
                                                ------------   -----------
Revenues:
     Gross premiums written                      $  101,641     $  92,586
     Ceded premiums                                  (7,786)       (5,979)
                                                ------------   -----------
         Net premiums written                        93,855        86,607
     Increase in deferred premium revenue            (8,956)      (14,736)
                                                ------------   -----------
         Premiums earned (net of ceded
             premiums of $9,555 and $10,325)         84,899        71,871
     Net investment income                           76,967        66,477
     Advisory fees                                    1,470           ---
     Net realized gains                               6,088         4,374
     Other                                               42           324
                                                ------------   -----------
         Total revenues                             169,466       143,046
                                                ------------   -----------


Expenses:
     Losses and loss adjustment                       4,219         3,435
     Policy acquisition costs, net                    7,996         6,745
     Operating                                       14,256        12,159
                                                ------------   -----------
         Total expenses                              26,471        22,339
                                                ------------   -----------

Income before income taxes                          142,995       120,707

Provision for income taxes                           31,187        25,380
                                                ------------   -----------

Net income                                       $  111,808     $  95,327
                                                ============   ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY (Unaudited)

                    For the three months ended March 31, 1998

                 (Dollars in thousands except per share amounts)

                                                                                   Accumulated
                                      Common Stock       Additional                   Other          Total
                                   ------------------     Paid-in     Retained    Comprehensive  Shareholder's
                                    Shares    Amount      Capital     Earnings      Adjustment       Equity
                                   --------  --------   ----------   -----------  -------------  -------------
Balance, January 1, 1998           100,000   $15,000    $1,139,949   $2,042,323       $166,587      $3,363,859

Comprehensive income:
  Net income                           ---       ---           ---      111,808           ---          111,808
  Other comprehensive income:
    Change in unrealized
      appreciation of investments
      net of change in deferred
      income taxes of $4,099           ---       ---           ---          ---        (7,868)          (7,868)
    Change in foreign
      currency translation             ---       ---           ---          ---        (1,950)          (1,950)
                                                                                                      ---------
        Other comprehensive income                                                                      (9,818)
                                                                                                      ---------
Comprehensive income                                                                                   101,990

Tax reduction related to tax
  sharing agreement
  with MBIA Inc.                       ---       ---         5,174          ---           ---            5,174

                                 ========== ==========  ===========  ===========  =============   ============
Balance, March 31, 1998            100,000    $15,000    $1,145,123  $2,154,131       $156,769     $ 3,471,023
                                 ========== ==========  ===========  ===========  =============   ============

Disclosure of
  reclassification amount:
  Unrealized depreciation of
    investments arising
    during the period               $(3,925)
  Reclassification of adjustment,
    net of taxes                     (3,943)
                                  -----------
  Net unrealized depreciation,
    net of taxes                    $(7,868)
                                  ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                      Three Months Ended
                                                            March 31
                                                 -------------------------------
                                                     1998              1997
                                                 --------------- ---------------
Cash flows from operating activities:
  Net income                                       $111,808         $ 95,327
  Adjustments to reconcile net income to net
      cash provided by operating activities:
      Decrease (increase) in accrued
        investment income                             3,368           (2,266)
      Increase in deferred acquisition costs         (5,250)          (3,521)
      Decrease in prepaid reinsurance premiums        1,769            4,346
      Increase in deferred premium revenue            7,182           10,390
      Increase in loss and loss adjustment
        expense reserves                              3,750            2,988
      Depreciation                                    1,150              888
      Amortization of goodwill                        1,221            1,222
      Amortization of bond discount, net             (4,308)          (2,588)
      Net realized gains on sale of investments      (6,088)          (4,374)
      Deferred income taxes                          10,572            5,485
      Other, net                                     (6,228)         (28,760)
                                                 -----------    -------------
      Total adjustments to net income                 7,138          (16,190)
                                                 -----------    -------------
      Net cash provided by operating activities     118,946           79,137
                                                 -----------    -------------

Cash flows from investing activities:
  Purchase of fixed-maturity securities, net
      of payable for investments purchased         (390,951)        (393,049)
  Sale of fixed-maturity securities, net of
      receivable for investments sold               251,987          304,773
  Redemption of fixed-maturity securities,
      net of receivable for investments redeemed     62,178           25,921
  Purchase of short-term investments, net           (34,971)         (11,628)
  Sale of other investments, net                        226              205
  Capital expenditures, net of disposals             (2,041)          (1,734)
                                                 -----------    -------------
      Net cash used in investing activities        (113,572)         (75,512)
                                                 -----------    -------------

Net increase in cash and cash equivalents             5,374            3,625
Cash and cash equivalents - beginning of period       3,983            3,288
                                                 -----------    -------------

Cash and cash equivalents - end of period          $  9,357         $  6,913
                                                 ===========    =============

Supplemental cash flow disclosures:
  Income taxes paid                                $  1,565         $  4,346

               The     accompanying   notes   are  an   integral   part  of  the
                       consolidated financial statements.

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The accompanying consolidated financial statements are unaudited and include the accounts of MBIA Insurance Corporation and its Subsidiaries (the "company"). The statements do not include all of the information and disclosures required by generally accepted accounting principles. These statements should be read in conjunction with the company's consolidated financial statements and notes thereto for the year ended December 31, 1997. The accompanying consolidated financial statements have not been audited by independent accountants in accordance with generally accepted auditing standards but in the opinion of management such financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to summarize fairly the company's financial position and results of operations. The results of operations for the three months ended March 31, 1998 may not be indicative of the results that may be expected for the year ending December 31, 1998. The December 31, 1997 condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. DIVIDENDS DECLARED

No dividends were declared by the company during the three months ended March 31, 1998.

3.  COMPREHENSIVE  INCOME

As of January 1, 1998, the company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the company's net income or shareholder's equity. The company's comprehensive income consists of unrealized gains or losses on available-for-sale securities and foreign currency translation adjustments, which are presented net of deferred taxes. Prior to adoption these accounts were reported separately in shareholder's equity.

4.  SUBSEQUENT EVENT

On February 17, 1998 MBIA Inc. and CapMAC Holdings Inc. (CapMAC) consummated a merger. Under the terms of the merger, CapMAC shareholders received 0.4675 of a share of MBIA Inc. common stock for each CapMAC share, for a total of 8,102,255 newly issued shares of MBIA Inc. common stock, the value of which is $536 million. Subsequent to March 31, 1998, MBIA Inc. made a capital contribution to MBIA Insurance Corporation of Capital Markets Assurance Corporation, a wholly owned financial guarantee insurance subsidiary of CapMAC.

                           [BACK COVER, LEFT COLUMN]

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor, the Servicer or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS
                                                                     Page
                              Prospectus Supplement
Reports to Certificateholders.......................................   S-2
Summary of Terms....................................................   S-3
Risk Factors .......................................................  S-13
Formation of the Trust  ............................................  S-14
The Receivables Pool................................................  S-15
Yield and Prepayment Considerations.................................  S-19
The Depositor and UAC  .............................................  S-20
The Insurer.........................................................  S-20
The Offered Certificates  ..........................................  S-22
ERISA Considerations................................................  S-32
Underwriting........................................................  S-33
Legal Opinions......................................................  S-33
Experts.............................................................  S-34
Index of Principal Terms ...........................................  S-35
Financial Statements of the
   Insurer..........................................................   F-1

                                   Prospectus
Available Information    ...........................................     2
Incorporation of Certain Documents
   by Reference.....................................................     2
Summary of Terms....................................................     3
Risk Factors........................................................    10
The Trusts..........................................................    13
The Receivables Pools...............................................    14
Weighted Average Life of the Certificates...........................    16
Pool Factors and Other
   Certificate Information..........................................    17
Use of Proceeds.....................................................    17
Union Acceptance Corporation and Affiliates.... .. ....  .. .. .. .     18
Description of the Certificates.....................................    18
Description of the Transfer
   and Servicing Agreements.........................................    22
Certain Legal Aspects of the Receivables............................    29
Certain Federal Income Tax Consequences.............................    33
ERISA Considerations................................................    42
Plan of Distribution................................................    43
Legal Matters.......................................................    44
Index of Principal Terms............................................    45

                           [BACK COVER, RIGHT COLUMN]
                                 $267,980,468.00

                             UACSC 1998-B Auto Trust

                                 $44,250,000.00
                         5.6011% Class A-1 Money Market
                    Automobile Receivable Backed Certificates

                                 $92,750,000.00
                           5.830% Class A-2 Automobile
                         Receivable Backed Certificates

                                 $39,925,000.00
                           5.875% Class A-3 Automobile
                         Receivable Backed Certificates

                                 $63,025,000.00
                           5.900% Class A-4 Automobile
                         Receivable Backed Certificates

                                 $28,030,468.00
                           6.020% Class A-5 Automobile
                         Receivable Backed Certificates

                        Class I Interest Only Automobile
                         Receivable Backed Certificates

                          Union Acceptance Corporation
                                    Servicer

                         UAC Securitization Corporation
                                    Depositor






                                  [UACSC LOGO]






                    Underwriters of the Class A Certificates
                             NationsBanc Montgomery
                                 Securities LLC

                            Bear, Stearns & Co. Inc.

                     Underwriter of the Class I Certificates
                             NationsBanc Montgomery
                                 Securities LLC

                              Prospectus Supplement

                               Dated June 12, 1998